The transition to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than in connection with the transition to a holding company structure, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

MATTERS OMITTED FROM THE DELIVERED PAPER COPY OF

The NOTICE OF THE 120TH ORDINARY GENERAL MEETING OF SHAREHOLDERS

[Business Report]

Of the Status of The Bank of Kyoto (the “Bank”),

Status of Business Offices, etc.

Other Important Matters Regarding the Status of the Bank

Matters Regarding the Share Acquisition Rights, etc. of the Bank

Matters Regarding the Accounting Auditor

Matters Regarding the Basic Policy Regarding Persons Who Control the Decisions on the Bank’s Financial and Business Policies

System to Ensure the Appropriateness of Business Activities

Matters Regarding Specified Wholly Owned Subsidiaries

Matters Regarding Transactions with the Parent Company

Matters Regarding the Accounting Advisor

[Non-Consolidated Financial Statements]

Non-Consolidated Balance Sheets

Non-Consolidated Statements of Income

Non-Consolidated Statement of Changes in Net Assets

Notes to the Non-Consolidated Financial Statements

[Consolidated Financial Statements]

Consolidated Balance Sheets

Consolidated Statements of Income

Consolidated Statement of Changes in Net Assets

Notes to the Non-Consolidated Financial Statements

[Audit Report]

Certified copy of Accounting Auditor’s Audit Report

Certified copy of Accounting Auditor’s Audit Report on Consolidated Financial Statements

Certified copy of Audit Report

(From April 1, 2022 to March 31, 2023)

The Bank of Kyoto, Ltd.

The above matters are not included in the document to be delivered to shareholders who have requested to receive the paper copy of the Notice of the Ordinary General Meeting of Shareholders (delivered copy) in accordance with the provisions of laws and regulations and Article 15 of the Articles of Incorporation.

These matters are audited as part of the Business Report, Consolidated Financial Statements, and Non-Consolidated Financial Statements by the Accounting Auditor when preparing the financial audit report and by Audit & Supervisory Board Members when they prepare the audit reports.

2

Status of the Bank

(1)	Status of Business Offices, etc.
a.	Number of Business Offices
	As of March 31, 2023
Kyoto Prefecture	Branches	Of which, sub-branches
	111	(6)
Osaka Prefecture	31	(-)
Shiga Prefecture	14	(-)
Nara Prefecture	7	(-)
Hyogo Prefecture	8	(-)
Aichi Prefecture	2	(-)
Tokyo Metropolis	1	(-)
Total	174	(6)
Note:	In addition to the above, as of the end of the fiscal year under review, the Bank has four (4) Overseas Representative Offices, one (1) mobile branch vehicle, and 241 ATMs outside branches. Also, through a partnership with Seven Bank, Ltd., the Bank has jointly installed ATMs outside branches at 24,989 locations.
b.	Newly Established Business Offices in the Fiscal Year under Review
None

During the fiscal year under review, the Bank opened two (2) new ATMs outside branches and removed 19 ATMs.

(2)	Other Important Matters Regarding the Status of the Bank

None

3

Matters Regarding Share Acquisition Rights, etc. of the Bank

(1)	Share Acquisition Rights, etc. of the Bank Held by Corporate Officers of the Bank as of the End of the Fiscal Year under Review
	Overview of share acquisition rights, etc.		Number of persons holding share acquisition rights, etc.
Directors (excluding Outside Directors)	(1) Allotment date of share acquisition rights	July 29, 2008	1
	(2) Number of share acquisition rights	51
	(3) Class and number of shares to be issued	1,020 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 30, 2008 to July 29, 2038
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 29, 2009	1
	(2) Number of share acquisition rights	66
	(3) Class and number of shares to be issued	1,320 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 30, 2009 to July 29, 2039
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 29, 2010	1
	(2) Number of share acquisition rights	78
	(3) Class and number of shares to be issued	1,560 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 30, 2010 to July 29, 2040
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	August 1, 2011	1
	(2) Number of share acquisition rights	80
	(3) Class and number of shares to be issued	1,600 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From August 2, 2011 to August 1, 2041
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 30, 2012	1
	(2) Number of share acquisition rights	85
	(3) Class and number of shares to be issued	1,700 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2012 to July 30, 2042
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.

4

	Overview of share acquisition rights, etc.		Number of persons holding share acquisition rights, etc.
Directors (excluding Outside Directors)	(1) Allotment date of share acquisition rights	July 30, 2013	1
	(2) Number of share acquisition rights	77
	(3) Class and number of shares to be issued	1,540 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2013 to July 30, 2043
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 30, 2014	2
	(2) Number of share acquisition rights	95
	(3) Class and number of shares to be issued	1,900 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2014 to July 30, 2044
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 30, 2015	2
	(2) Number of share acquisition rights	147
	(3) Class and number of shares to be issued	2,940 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2015 to July 30, 2045
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 28, 2016	2
	(2) Number of share acquisition rights	337
	(3) Class and number of shares to be issued	6,740 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 29, 2016 to July 28, 2046
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 30, 2017	3
	(2) Number of share acquisition rights	241
	(3) Class and number of shares to be issued	4,820 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2017 to July 30, 2047
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.

5

	Overview of share acquisition rights, etc.		Number of persons holding share acquisition rights, etc.
Directors (excluding Outside Directors)	(1) Allotment date of share acquisition rights	July 30, 2018	4
	(2) Number of share acquisition rights	298
	(3) Class and number of shares to be issued	5,960 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2018 to July 30, 2048
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 30, 2019	4
	(2) Number of share acquisition rights	425
	(3) Class and number of shares to be issued	8,500 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2019 to July 30, 2049
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
	(1) Allotment date of share acquisition rights	July 30, 2020	4
	(2) Number of share acquisition rights	457
	(3) Class and number of shares to be issued	9,140 shares of common stock of the Bank
	(4) Period for exercising share acquisition rights	From July 31, 2020 to July 30, 2050
	(5) Exercise price (per share)	1 yen
(6) Conditions for exercise of rights
	Holders of share acquisition rights may exercise their share acquisition rights in a single transaction only within 10 days from the day following the day on which they lose their position as a director of the Bank.
Outside Directors	–		–
Audit & Supervisory Board Members	–		–

Note:	“Class and number of shares to be issued” has been adjusted due to the 5-to-1 reverse share split conducted on October 1, 2017.
(2)	Share Acquisition Rights, etc. of the Bank Issued to Employees, etc. of the Bank during the Fiscal Year

None

6

Matters Regarding the Accounting Auditor

(1)	Status of the Accounting Auditor

(Million yen)

Name or Company Name	Compensation for the Fiscal Year	Other
Deloitte Touche Tohmatsu LLC Designated Limited Liability Partner Keisuke Yamaguchi Designated Limited Liability Partner Akiyo Shimoida	70

(Reasons for the Audit & Supervisory Board’s consent to compensation as stipulated in Article 399, Paragraph 1 of the Companies Act)

As a result of reviewing and verifying the content of the Accounting Auditor’s audit plan, the status of the audit, the basis for calculating compensation estimates, and other matters by obtaining necessary materials and reports from the Accounting Auditor and relevant departments within the Bank, the Audit & Supervisory Board has determined that these are appropriate and has agreed to the Accounting Auditor’s compensation.

(Details of non-audit services performed by the Accounting Auditor for compensation)

・Advisory services for advanced anti-money laundering, etc.

Note: The total amount of cash and other financial benefits owed by the Bank, its subsidiaries, its subsidiary corporations, etc., to the Accounting Auditor of the Bank is 83 million yen.

(2)	Agreement Limiting Liability

None

(3)	Indemnification Agreement

None

(4)	Other Matters Regarding the Accounting Auditor

Policy on Dismissal or Refusal of Reelection of Accounting Auditor

When the Accounting Auditor falls under any of the matters prescribed in each item of Article 340, Paragraph 1 of the Companies Act, the Audit & Supervisory Board will dismiss the Accounting Auditor with the unanimous consent of the Audit & Supervisory Board Members.

In addition, if the Audit & Supervisory Board determines that the Accounting Auditor would seriously impede the Bank’s auditing operations from the perspective of the Accounting Auditor’s qualifications, independence, etc., the Audit & Supervisory Board will determine the content of a proposal to be submitted to the General Meeting of Shareholders regarding the dismissal or non-reappointment of the Accounting Auditor.

Matters Regarding the Basic Policy Regarding Persons Who Control the Decisions on the Bank’s Financial and Business Policies

None

System to Ensure the Appropriateness of Business Activities

The Bank’s Board of Directors has adopted the following basic policy for internal control systems.

(1)	Structures to ensure that the execution of business by the Directors and Employees of the Bank and its subsidiaries conforms to laws and the Articles of Incorporation of the Bank
(A)	The Bank regards compliance as one of the most important management issues, and all officers and employees of the Bank and its subsidiaries ensure thorough compliance. For this purpose, we have established business ethics and standards of conduct, among others, to serve as compliance standards.
(B)	As a compliance promotion structure, a Compliance Committee and a division that manages compliance systems have been established at the Bank’s headquarters, and compliance officers have been appointed at each department, branch, and subsidiary to ensure thorough guidance, training, inspection, and reporting. In addition, the Bank has established an internal reporting system to use when misconduct is discovered.
7

(C)	The Bank creates compliance programs every fiscal year to systematically promote compliance, and regularly reports progress to the Board of Directors.
(D)	The Bank and its subsidiaries have established regulations such as the Compliance Manual as detailed guides for realizing compliance.
(E)	The Bank and its subsidiaries have established a structure to avoid any relationship with antisocial forces and to prevent damage caused by antisocial forces.
(F)	The Internal Audit Division of the Bank, which reports directly to the Board of Directors, audits the compliance status of each department, branch, and subsidiary, and reports to the Board of Directors.
(2)	Structures related to the storage and management of information about the execution of duties by the Bank’s Directors

The Board of Directors of the Bank has established a system for the storage and management of information documents and other materials by stipulating matters related to the methods of information storage and management in the Information Security Policy.

(3)	Guidelines and other structures related to managing the risk of losses of the Bank and its subsidiaries
(A)	In accordance with the Comprehensive Risk Management Guidelines, the Bank has established an internal control system to accurately identify all risks in its operations, including the following major risks, and to appropriately respond to changes in the environment:
(a)	market risk, (b) liquidity risk, (c) credit risk, (d) operational risk (clerical risk, information security risk (information risk, system risk), legal risk, human risk, tangible asset risk), (e) money laundering/financing of terrorism risk, and (f) reputational risk
(B)	The Bank also manages risks for its subsidiaries in accordance with the preceding paragraph, depending on the nature and scale of each company’s business.
(C)	In order to respond to unexpected events such as earthquakes, fires, and other disasters, as well as the emergence of other various risks, the Bank has established the Emergency Task Force Establishment Guidelines, as well as detailed response procedures such as the Contingency Plan. Furthermore, the Bank’s subsidiaries shall also establish Contingency Plans and other such measures in following with the Bank.
(4)	Structures to ensure that the Directors of the Bank and its subsidiaries execute duties efficiently
(A)	The Bank’s Board of Directors formulates a medium-term management plan (for a two-to-three-year period) that sets out the Bank’s overall objectives shared by all officers and employees, and on the basis of this plan, sets out an annual business management policy (as reviewed each half-term), and a comprehensive budget for each half-term. Through these measures, the Bank has put in place structures whereby Directors execute their respective duties. Additionally, the medium-term management plan is also shared by the Bank’s subsidiaries, and forms the basis for the execution of operations at each company.
(B)	The Bank’s Board of Directors monitors the progress of these plans on a half-yearly basis to identify results and issues, and also manages the budget and financial results on a quarterly basis to ensure mutual checks and balances among directors and to supervise the execution of operations.
(C)	In the execution of specific operations, the Bank and its subsidiaries shall comply with the job authorities and other responsibilities as stipulated in the Bank’s internal rules and regulations, and execute their duties appropriately and promptly.
(5)	Structures to ensure the appropriateness of financial reporting of the Bank and its subsidiaries

The Bank has established a basic policy on internal control over financial reporting in the Internal Control Guidelines for Financial Reporting to ensure the appropriateness of financial reporting by the Bank and its subsidiaries.

(6)	Structures to ensure the appropriateness of operations in the corporate group comprising the Bank and its subsidiaries, and structures for reporting to the Bank on the execution of the directors’ duties of the Bank’s subsidiaries
(A)	The management of the Bank’s subsidiaries is controlled by the Corporate Planning Division for basic matters, the Human Resources & General Affairs Division for personnel matters, and each division in charge of business promotion for daily operations; the division of duties is clearly stipulated in internal regulations.
(B)	Regarding the execution of business operations at Bank subsidiaries, General Manager in charge of business development and others serve as directors of each subsidiary; in addition to attending Board of Directors meetings, monitoring the status of the subsidiary through business status reports, and providing instructions, the directors are responsible for reporting to the Board of Directors of the Bank each half on asset assessment and financial results.

8

(C)	The Internal Audit Division of the Bank conducts internal audits of the Bank and its subsidiaries, and the Bank’s Audit & Supervisory Board Members also serve as Audit & Supervisory Board Members of the subsidiaries of the Bank. In this way, the Bank has built a structure to conduct audits and other operations for the Bank and its subsidiaries across the board and to ensure that business operations are conducted appropriately.
(7)	Structures related to employees who are appointed by request from the Bank’s Audit & Supervisory Board Members to assist them with their business

The Audit & Supervisory Board Secretariat shall have a dedicated employee in charge of assisting the Audit & Supervisory Board and Audit & Supervisory Board Members.

(8)	Matters related to the independence from the Directors of employees assisting the business of the Bank’s Audit & Supervisory Board Members and to the effectiveness of instructions from Audit & Supervisory Board Members to said employees

Employees assisting the auditors shall not concurrently hold positions related to the execution of duties, and are to report directly to the auditors without being directed or supervised by the Directors.

(9)	Structures for reporting to the Bank’s Audit & Supervisory Board Members by Directors and employees of the Bank, Directors or employees of the Bank’s subsidiaries, or those who receive the reports from these people, as well as other structures related to reporting to Audit & Supervisory Board Members, and structures to ensure that those making reports are not subject to adverse treatment by reason of what they reported
(A)	The Bank’s Audit & Supervisory Board Members are required to attend important meetings such as Executive Committee meetings, ALM meetings, Compliance Committee meetings, and Emergency Task Force meetings, at which they report matters that may cause significant damage to the Bank or its subsidiaries, important matters regarding the status of business execution, the status of internal audits, important matters regarding risk management, serious violations of laws or the Articles of Incorporation, the status of reporting through the internal whistleblowing system, and other important managerial matters.
(B)	If Directors and employees of the Bank and its subsidiaries are requested by the Bank’s Audit & Supervisory Board Members to make a report on operations and assets, they shall comply with such requests.
(C)	The person making such a report as described in the preceding paragraph shall not be subject to any disadvantageous treatment for the reason of making such a report. In addition, the internal whistleblowing system of the Bank and its subsidiaries prohibits any disadvantageous treatment of any person because of their reporting.
(10)	Matters related to policies on processing prepayments or refunds of expenses incurred concerning the execution of the duties of the Bank’s Audit & Supervisory Board Members, or policies on processing expenses or debt incurred for the execution of other businesses

When Audit & Supervisory Board Members request prepayment of expenses incurred in the performance of their duties, reimbursement of expenditures, or repayment of debts incurred, the Bank will comply with the request, except when it can be proven that the expenses were not incurred in the performance of the auditor’s duties. The same applies to expenses incurred when Audit & Supervisory Board Members utilize the services of outside experts, such as attorneys, as necessary.

(11)	Other structures to ensure effective auditing by the Bank’s Audit & Supervisory Board Members
(A)	The Bank’s Directors with titles including Representative Directors meet regularly with the Bank’s Audit & Supervisory Board to express their opinions on the Bank’s management policy, issues to be addressed, and other similar matters, as well as to exchange views on the status of the environment for audits by Audit & Supervisory Board Members and important issues related to audits, among others.
(B)	Regarding the performance of work instructed or ordered by the Bank’s Audit & Supervisory Board Members to the Internal Audit Division, the internal regulations and the Administrative Authority Guidelines clearly state that members of the audit division shall handle such matters in accordance with the instructions and orders of Audit & Supervisory Board Members to ensure effectiveness.
(C)	The Bank’s Audit & Supervisory Board Members regularly exchange information with the Internal Audit Division to ensure cooperation.

9

An overview of the operation of the system to ensure the appropriateness of business activities is as follows:

(1)	Compliance initiatives
•	The Bank considers compliance to be one of its most important management issues and has established Our Business Ethics and Standards of Conduct as a compliance standard for this purpose.
•	The importance of compliance is repeatedly and thoroughly emphasized at various trainings and workshops.
•	The Compliance Committee meets regularly to review and discuss compliance-related problems and measures to address them.
•	Compliance programs are established and systematically promoted, and the progress of the programs is regularly reported to the Board of Directors.
(2)	Risk management initiatives
•	The Bank confirms the status of risk management at the ALM meetings, credit risk management meetings, operational risk management meetings, and other meetings, and reports regularly to the Board of Directors.
•	Regarding the management of the Bank’s subsidiaries, the Group Companies Management Guidelines and Group Companies Management Manual establish standards for consultation and reporting by Bank subsidiaries, and the Bank receives consultations and reports on necessary matters.
(3)	Initiatives concerning the appropriateness and efficiency of the execution of duties
•	In accordance with the Board of Directors Regulations, the Board of Directors meets once a month in principle and on an extraordinary basis as necessary.
•	The Board of Directors establishes operational policies and a comprehensive budget based on the medium-term management plan, and each director carries out their duties according to their area of responsibility. Also, work status is regularly reported to the Board of Directors.
•	In the execution of operations, duties are performed appropriately and promptly in accordance with the job authorities and other requirements stipulated in the Bank’s internal regulations, among others.
(4)	Initiatives concerning audits by Audit & Supervisory Board Members
•	Audit & Supervisory Board Members attend important meetings such as the Board of Directors meetings, Executive Committee meetings, ALM meetings, and Compliance Committee meetings to confirm the status of business execution and risk management, among other matters.
•	In addition, in order to enhance the effectiveness of audits, Audit & Supervisory Board Members regularly exchange information and opinions with Directors with titles including Representative Directors, as well as with the Internal Audit Division and Accounting Auditor.

Matters Regarding Specified Wholly Owned Subsidiaries

None

Matters Regarding Transactions with the Parent Company

None

Matters Regarding the Accounting Advisor

None

10

Non-Consolidated Balance Sheets for the 120th Term

(As of March 31, 2023)

(Million yen)

Account	Amount	Account	Amount
(Assets)		(Liabilities)
Cash and due from banks	1,193,493	Deposits	8,375,966
Cash	78,202	Current deposits	437,717
Due from banks	1,115,291	Ordinary deposits	5,484,227
Call loans	416,033	Savings deposits	94,330
Monetary claims bought	8,517	Deposits at notice	14,850
Trading securities	222	Time deposits	2,019,536
Trading local government bonds	222	Installment savings	20,252
Money held in trust	13,305	Other deposits	305,051
Securities	2,944,262	Negotiable certificates of deposit	728,727
Government bonds	478,681	Payable under securities lending transactions	392,501
Local government bonds	703,139	Borrowed money	253,900
Corporate bonds	584,303	Borrowings from other banks	253,900
Stocks	932,439	Foreign exchanges	233
Other securities	245,699	Foreign bills sold	121
Loans and bills discounted	6,305,947	Foreign bills payable	112
Bills discounted	12,861	Borrowed money from trust account	4,174
Loans on bills	19,755	Other liabilities	51,397
Loans on deeds	5,731,303	Income taxes payable	3,310
Overdrafts	542,026	Accrued expenses	5,310
Foreign exchanges	7,758	Unearned revenue	2,011
Due from foreign banks (our accounts)	6,817	Reserve for interest on installment savings	4
Foreign bills bought	540	Financial derivatives	4,920
Foreign bills receivable	400	Cash collateral received for financial instruments	1,256
Other assets	68,068	Asset retirement obligations	982
Prepaid expenses	15	Other	33,600
Accrued revenue	5,314	Liability for retirement benefits	23,968
Financial derivatives	5,285	Liability for reimbursement of deposit losses	219
Cash collateral paid for financial instruments	53,783	Liability for contingent losses	578
Other	3,670	Deferred tax liabilities	198,157
Tangible fixed assets	75,133	Deferred tax liabilities for land revaluation	208
Building	29,140	Acceptances and guarantees	17,174
Land	43,359	Total liabilities	10,047,208
Construction in progress	30	(Net assets)
Other tangible fixed assets	2,603	Common Stock	42,103
Intangible fixed assets	2,602	Capital surplus	30,442
Software	2,509	Legal capital surplus	30,301
Other intangible fixed assets	93	Other capital surplus	140
Customers’ liabilities for acceptances and guarantees	17,174	Retained earnings	403,676
Allowance for loan losses	(34,864)	Legal retained earnings	17,456
		Other retained earnings	386,220
		General reserve	355,375
		Retained earnings brought forward	30,845
		Treasury stock	(8,521)
		Total shareholders’ equity	467,701
		Unrealized gain on available-for-sale securities	501,781
		Deferred losses on derivatives under hedge accounting	227
		Land revaluation surplus	473
		Total valuation and translation adjustments	502,482
		Share acquisition rights	264
		Total net assets	970,448
Total assets	11,017,656	Total liabilities and net assets	11,017,656
11

Non-Consolidated Statements of Income for the 120th Term

(April 1, 2022 – March 31, 2023)

(Million yen)

Account	Amount
Ordinary income		113,978
Interest income	85,927
Interest on loans and discounts	47,542
Interest and dividends on securities	33,965
Interest on call loans	2,728
Interest on deposits with banks	45
Other interest income	1,644
Trust fees	8
Fees and commissions	17,445
Fees and commissions on domestic and foreign exchanges	3,820
Other fees and commissions	13,625
Other ordinary income	6,451
Gain on foreign exchange transactions	2,328
Gain on trading securities transactions	1
Gain on sale of bonds	3,534
Gain on financial derivatives	587
Other income	4,145
Recoveries of loans previously charged off	0
Gain on sale of equity securities	2,968
Gain on money held in trust	218
Other	957
Ordinary expenses		78,434
Interest expenses	7,395
Interest on deposits	6,010
Interest on negotiable certificates of deposit	23
Interest on call money	(37)
Interest expenses on cash collateral received for securities lent	142
Interest on borrowings and rediscounts	187
Interest expenses on interest rate swaps	1,052
Other interest expenses	15
Fees and commissions payments	5,752
Fees and commissions on domestic and foreign exchanges	427
Other fees and commissions	5,324
Other ordinary expenses	8,377
Loss on sale of bonds	8,370
Loss on devaluation of bonds	6
General and administrative expenses	53,651
Other expenses	3,257
Provision for allowance for loan losses	2,214
Charge-off claims	2
Loss on sale of equity securities	53
Loss on devaluation of equity securities	140
Other	847
Ordinary profit		35,544
Extraordinary income		299
Gain on disposal of non-current assets	299
Extraordinary losses		699
Loss on disposal of non-current assets	623
Impairment losses	76
Profit before income taxes		35,143
Income taxes - current	9,308
Income taxes - deferred	195
Total income taxes		9,504
Profit		25,639
12

Non-Consolidated Statement of Changes in Net Assets for the 120th Term

(April 1, 2022 – March 31, 2023)

(Million yen)

	Shareholders’ equity
	Common Stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings		Total retained earnings
						General reserve	Retained earnings brought forward
Balance at beginning of period	42,103	30,301	153	30,455	17,456	349,375	20,972	387,804
Changes during period
Dividends of surplus							(9,398)	(9,398)
Provision of general reserve						6,000	(6,000)	-
Profit							25,639	25,639
Purchase of treasury stock
Disposal of treasury stock			(12)	(12)
Reversal of land revaluation surplus							(368)	(368)
Net changes in items other than shareholders’ equity
Total changes during period	-	-	(12)	(12)	-	6,000	9,872	15,872
Balance at end of period	42,103	30,301	140	30,442	17,456	355,375	30,845	403,676

	Shareholders’ equity		Valuation and translation adjustments				Share acquisition rights	Total net assets
	Treasury stock	Total shareholders’ equity	Unrealized gain on available-for-sale securities	Deferred losses on derivatives under hedge accounting	Land revaluation surplus	Total valuation and translation adjust-ments
Balance at beginning of period	(3,645)	456,718	613,187	(367)	104	612,925	316	1,069,959
Changes during period
Dividends of surplus		(9,398)						(9,398)
Provision of general reserve		-						-
Profit		25,639						25,639
Purchase of treasury stock	(5,003)	(5,003)						(5,003)
Disposal of treasury stock	127	114						114
Reversal of land revaluation surplus		(368)						(368)
Net changes in items other than shareholders’ equity			(111,405)	594	368	(110,442)	(52)	(110,495)
Total changes during period	(4,876)	10,983	(111,405)	594	368	(110,442)	(52)	(99,511)
Balance at end of period	(8,521)	467,701	501,781	227	473	502,482	264	970,448

13

Notes to the Non-Consolidated Financial Statements

(Notes to Significant Accounting Policies)

1.	Basis and method for valuation of trading securities

Trading securities are measured at fair value. (The cost of sales is determined by the moving average method.)

2.       Basis and method for valuation of securities

(1)	Held-to-maturity securities are measured at amortized cost as determined by the moving average method (straight-line method), shares of subsidiaries and affiliate companies are measured at cost as determined by the moving average method, and other securities are measured at fair value, the cost of sales being determined by the moving average method; however, shares and others that do not have a market price are carried at cost as determined by the moving average method.

Changes in unrealized gains and losses on available-for-sale securities are included directly in net assets.

(2)	Securities managed as assets held in trust in cash trusts whose primary purpose is to manage securities are valued at fair value.
3.	Basis and method for valuation of derivatives

Derivatives are measured at fair value.

4.	Depreciation method for fixed assets
(1)	Tangible fixed assets (excluding leased assets)

Tangible fixed assets are depreciated by the declining balance method (however, for buildings (excluding building fixtures) acquired on or after April 1, 1998, and building fixtures and structures acquired on or after April 1, 2016 are depreciated by the straight-line method).

Primary useful lives in years are as follows:

Buildings 8 to 50 years

Other 3 to 20 years

(2)	Intangible fixed assets (excluding leased assets)

Intangible fixed assets are amortized by the straight-line method. Software for internal use is amortized over the estimated useful life of five years.

(3)	Leased assets

Leased assets under “tangible fixed assets” and “intangible fixed assets” that are related to finance leases that do not transfer ownership are depreciated/amortized by the straight-line method with the lease period as the useful life in years. The residual value is the amount of the guaranteed residual value for those leases that have a guaranteed residual value in the lease contract, and zero for other leases.

5.	Basis for translation of non-Yen-denominated assets and liabilities into Japanese yen

Assets and liabilities denominated in foreign currencies are translated into yen at the exchange rates on the settlement date.

6.       Basis for recording of allowances

(1)	Allowance for loan losses

Allowance for loan losses is recorded as follows in accordance with the predetermined basis for write-off/allowance.

For claims to borrowers who are bankrupt, undergoing special liquidation, or otherwise undergoing legal business failure (“bankrupt borrowers”), and claims to borrowers in similar circumstances (“substantially bankrupt borrowers”), the amount recorded is the remaining amount once the amount expected to be collected through the disposal of collateral and the amount expected to be recovered through guarantees are deducted from the claim amount. Also, for claims to borrowers who are not currently undergoing business failure but have a significant possibility of becoming so in the future (“potentially bankrupt borrowers”), an amount deemed necessary on the basis of a comprehensive assessment of the borrower’s ability to pay is recorded; this amount is based on the remaining amount once the amount expected to be collected through the disposal of collateral and the amount expected to be recovered through guarantees are deducted from the claim amount.

For claims to potentially bankrupt borrowers and borrowers with debt for which the borrowing terms were loosened, in case the amount of the remaining balance after deducting the amount expected to be collected through the disposal of collateral and the amount expected to be recovered through guarantees exceeds a certain amount, and the cash flows related to the collection of the principal and receipt of interest can be reasonably estimated, the allowance for loan losses is calculated and recorded by the difference in the relevant cash flow discounted at the original contract interest rate and the book value of the claim (cash flow estimation method).

14

Among claims to the borrowers other than those described above and require careful management in the future, such as borrowers with problematic loan conditions, borrowers with fulfillment issues, borrowers in weak or unstable business situations, and borrowers with financial issues (“sub-performing borrowers”), claims to borrowers whose entire or partial claims are required special attention (“borrowers requiring special attention”) and claims to sub-performing borrowers (other than borrowers requiring special attention) for which there is a particular financial concern, allowance for loan losses are recorded based on the expected losses over the next three years; for sub-performing borrowers other than the above and borrowers in good business situations for which no special financial issues have been recognized (“normal borrowers”), allowance for loan losses are recorded based on the expected losses over the next one year. The expected loss amount is calculated by determining the loss ratio on the basis of the historical average of the loan loss ratio, which itself is based on loan losses over one or three years, and taking into account future prospects and other factors. In addition, for claims to specific borrowers who are classified as “sub-performing borrowers” and “borrowers requiring special attention” above, and for which it is deemed difficult to determine the prospects for planning due to the impact of COVID-19, an allowance for loan losses is recorded on the basis of the expected loss ratio for the unsecured amount estimated for potentially bankrupt borrowers.

All claims are assessed by a sales-related division in accordance with the asset self-assessment standards, and the assessment results are audited by an asset auditing division which is independent of the said division.

(2)	Liability for retirement benefits

Liability for retirement benefits is recorded on the basis of the estimated amount of projected benefit obligations and pension assets at the end of the fiscal year, in order to prepare for employee retirement benefits. In addition, in calculating the retirement benefit obligation, the estimated amount of retirement benefits that is attributed to the current fiscal year is calculated in accordance with the benefit calculation standard. Actuarial gains and losses are amortized as follows:

Actuarial gains and losses are amortized by the straight-line method over a certain number of years (10 years) within the average remaining service period of employees at the time of occurrence of each fiscal year, and the amount is recognized in income from the following fiscal year of occurrence.

(3)	Liability for reimbursement of deposit losses

Liability for reimbursement of deposit losses is recorded for reimbursement claims from depositors for deposits that have been derecognized as liabilities, in the amount deemed necessary on the basis of the estimated losses to be incurred in response to future reimbursement claims.

(4)	Liability for contingent losses

Liability for contingent losses is recorded at the estimated amount of future payments of contributions to credit guarantee associations under the responsibility-sharing system.

7.       Hedge accounting methods

(1)	Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from financial assets and liabilities is to tie the hedged item to the hedging instrument, as well as deferred hedging as stipulated in Accounting and Auditing Treatment of Application of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Committee Practical Policy No. 24, March 17, 2022; hereinafter “Industry Committee Practical Policy No. 24”). The effectiveness of hedging activities is evaluated by verifying the correlation between the hedged items and the interest rate fluctuation components of the hedging instruments.

(2)	Foreign exchange risk hedging

The hedge accounting method for foreign exchange risk arising from financial assets and liabilities denominated in foreign currencies is deferred hedging as stipulated in Accounting and Auditing Treatment of Accounting for Foreign Currency Transactions in the Banking Industry (JICPA Industry Committee Practical Policy No. 25, October 8, 2020; hereinafter “Industry Committee Practical Policy No. 25”). The effectiveness of hedging activities is evaluated by confirming the existence of an amount equivalent to the foreign currency position of the hedging instrument, such as currency swaps and foreign exchange swaps which are entered into to reduce the risk of exchange rate fluctuations of foreign-denominated monetary assets and liabilities, which matches the hedged items, i.e., foreign-denominated monetary assets and liabilities.

15

8.       Accounting for consumption taxes

Non-deductible consumption taxes are recorded under expenses for the fiscal year under review.

(Notes to changes in accounting policies)

(Application of Implementation Guidance on Accounting Standard for Fair Value Measurement)

The Bank has applied the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31, June 17, 2021; hereinafter “Fair Value Measurement Guidance”) from the beginning of the reporting period and will prospectively apply the new accounting policies stipulated by the Fair Value Measurement Guidance in accordance with the transitional treatment provided in Paragraph 27-2 of the Fair Value Measurement Guidance. This change has no material impact on the financial statements.

(Notes to significant accounting estimates)

Items for which an amount has been recorded in the financial statements for the fiscal year under review due to an accounting estimate and which may have a material effect on the financial statements for the following fiscal year are as follows:

1.	Allowance for loan losses
(1)	Amount recorded in the financial statements for the fiscal year under review

Allowance for loan losses 34,864 million yen

(2)	Information on the details of significant accounting estimates for identified items
(A)	Calculation method

The method of calculating the allowance for loan losses is described in “(1) Allowance for loan losses” of “6. Basis for recording of allowances” in “Notes to Significant Accounting Policies.”

(B)	Key assumptions

Borrower classification may rely on assessment regarding the reasonableness and feasibility of a business improvement plan of a borrower that is underperforming, in addition to the borrower’s financial information. In classifying borrowers, certain assumptions are made regarding the outlook of the business environment surrounding the borrower, which is the basis for the future prospects of the performance and financial condition in the relevant business improvement plan. With these assumptions, an allowance for loan losses is recorded for expected losses due to such impact, reflecting the current status of the borrowers in their borrower classification. Furthermore, the financial impact of COVID-19 on some borrowers is expected to continue for a certain period. With this assumption, for certain borrowers for whom it is difficult to assess the prospects for management improvement planning formulation due to the impact of COVID-19, the Bank has recorded an allowance for loan losses on the basis of the expected loss ratio for the unsecured amount estimated for potentially bankrupt borrowers, with the assumption that these borrowers present risks equivalent to those of potentially bankrupt borrowers.

(C)	Effect on financial statements for the following fiscal year

The allowance for loan losses is recorded at an amount deemed necessary in accordance with the borrowers’ classification after conducting an asset assessment of all claims based on the self-assessment standards for assets. However, estimating the allowance for loan losses is highly uncertain because the financial condition of borrowers is constantly changing, especially since the implementation of a business improvement plan is usually long-term. Major changes in the economic climate could have a material implication on the allowance for loan losses in the financial statements for the following fiscal year.

(Notes to the Non-Consolidated Balance Sheets)

1.	Total amount of shares and investments in affiliate companies	15,506 million yen
2.	The amount of 30,104 million yen in securities lent under unsecured loans for consumption (bond loan transactions) is included in “government bonds” under “securities.”
3.	Claims based on the Banking Act and the Act on Emergency Measures for the Revitalization of the Financial Functions are as follows. Claims are those recorded in “corporate bonds” under “securities” on the balance sheet (limited to those claims guaranteed in whole or in part for the redemption of principal and payment of interest, and those issued through a private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act), as well as under loans and bills discounted, foreign exchanges, accrued interest and suspense payments in “other assets,” and customers’ liabilities for acceptances and guarantees, as well as those securities noted as lent securities (limited to loans for use or leases).
16

Bankruptcy reorganization claims and similar claims	8,631 million yen
Doubtful claims	84,853 million yen
Claims delinquent for over three months	- million yen
Restructured claims	6,242 million yen
Total	99,727 million yen

Bankruptcy reorganization claims and similar claims are claims to borrowers who have fallen into bankruptcy due to the initiation of bankruptcy proceedings, reorganization proceedings, a petition for commencement of rehabilitation proceedings and other similar claims.

Doubtful claims are claims for which the borrower has not yet entered into bankruptcy, but the financial status and business performance of the borrower have deteriorated and it is highly probable that the Bank will be unable to collect the principal or receive interest in accordance with the contract, and which does not fall under bankruptcy reorganization claims and other similar claims.

Claims delinquent for over three months are claims with principal or interest unpaid for over three months from the day after the agreed-upon payment date, and do not fall under the category of bankruptcy reorganization claims and similar claims or other doubtful claims.

Restructured claims are claims that provide certain concessions favorable to the borrower with the intent of supporting the borrower’s management reorganization or other support, such as by reducing interest, giving a moratorium on interest, giving a moratorium on principal or interest payments, waiving debt, or providing other benefits to the borrower, and are not classified as bankruptcy reorganization claims and similar claims, doubtful claims, or claims delinquent for over three months.

The above amounts of claims are before the deduction of allowance for loan losses.

4.	Discounting of notes on shares and total investments in affiliates is treated as a financial transaction in accordance with Industry Committee Practical Policy No. 24. The commercial bills and foreign exchange purchased, which the Company has the right to freely dispose of in the form of sale or collateral, have a face value of 13,402 million yen.
5.	Assets pledged as collateral are as follows.
Assets pledged as collateral
Securities	655,745 million yen
Liabilities corresponding to pledged assets
Deposits	34,718 million yen
Payable under securities lending transactions	392,501 million yen
Borrowings from other banks	253,900 million yen

In addition to the above, 487,062 million yen of securities are pledged as collateral for exchange settlement transactions or as a substitute for margin money for forward transactions.

Other assets also include guarantee deposits of 1,468 million yen.

6.	Commitment line contracts for overdrafts and loans receivable are contracts under which the Bank commits to lend funds up to a certain limit upon receiving a request for a loan from a customer, as long as there is no violation of the terms and conditions stipulated in the contract. The balance of unexecuted loans related to these contracts is 1,671,850 million yen. Of this amount, 1,586,080 million yen is for an original contract period of one year or less, or unconditionally cancelable at any given time.

Since many of these contracts terminate without the loans being executed, the unexecuted loan balance itself does not necessarily affect the Bank’s future cash flows. Many of these contracts contain clauses that allow the Bank to reject an application for a loan or reduce the contract amount if there are changes in financial standing, the preservation of receivables, or other considerable reasons. Furthermore, in addition to requiring collateral in the form of real estate, securities, etc. as necessary when concluding the contract, the Bank periodically assesses the business conditions of customers based on predetermined internal procedures after contracts are concluded, and takes measures such as reviewing contracts and measures for credit protection as necessary.

7.	In accordance with the Act on Revaluation of Land (Law No. 34, promulgated on March 31, 1998), land for business purposes was revalued; regarding the valuation difference, the amount of tax on said valuation difference was recorded in the Liabilities section under “deferred tax liabilities for land revaluation,” and the valuation difference deducted by the above amount was recorded in the Net assets section under “land revaluation surplus.”

17

Date of revaluation	March 31, 2002

Revaluation method stipulated in Article 3, Paragraph 3 of the same Act

The value was calculated on the basis of the value of land (roadside land price), which is the basis for calculating the taxable value for land value tax purposes as stipulated in Article 2, Item 4 of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 promulgated on March 31, 1998), and reasonably adjusted by the rate of value correction by depth, current value revision, etc.

8.	Accumulated depreciation of tangible fixed assets	81,809 million yen
9.	Reduction entry of tangible fixed assets	1,780 million yen
10.	Of corporate bonds under “securities,” the amount of the Bank’s guarantee obligations for corporate bonds issued through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 59,766 million yen.
11.	Total monetary obligations to Directors and Audit & Supervisory Board Members due to transactions with Directors and Audit & Supervisory Board Members 5 million yen
12.	Total monetary claims to affiliate companies	8,182 million yen
13.	Total monetary obligations to affiliate companies	32,684 million yen
14.	The principal amount of trusts with contracts for repayment of principal is 4,174 million yen in money trusts.

(Notes to the Non-Consolidated Statements of Income)

1.	Revenue related to transactions with affiliates
Total revenue related to fund management transactions	64 million yen
Total revenue related to fees and commissions payments, etc.	483 million yen
Total revenue related to other operations and other ordinary transactions	265 million yen

Revenue related to transactions with affiliates

Total expenses related to interest expenses	0 million yen
Total expenses related to fees and commissions payments, etc.	628 million yen
Total expenses related to other operations and other ordinary transactions	703 million yen

2.	Transactions with related parties

Subsidiaries, subsidiary corporations, affiliates, etc.

Type	Name of company, etc.	Percentage of voting rights held (owned)	Relations with related parties	Detail of transaction	Amount of transaction (Million yen)	Item	Balance at end of term
Subsidiary	Kyoto Guaranty Service Co., Ltd.	Owned Direct 100%	Guarantee of Bank loans Concurrent directors	Guarantee of Bank loans	1,298,598	-	-
				Subrogation in accordance with the above	320	-	-

〈Transaction terms and policies for determining transaction terms, etc.〉

Kyoto Guaranty Service Co., Ltd provides guarantees for various loans extended by the Bank. Guarantee fees are paid directly to the guarantee company by the borrowers of various loans, and are also paid by the Bank for some loans; the amount paid by the Bank amounted to 410 million yen.

18

(Notes to the Non-Consolidated Statement of Changes in Net Assets)

Types and numbers of treasury shares

(Thousand shares)

	No. of shares at the beginning of the current fiscal year	Increase in shares in the current fiscal year	Decrease in shares in the current fiscal year	No. of shares at the end of the current fiscal year	Summary
Treasury shares
Common shares	664	854	23	1,495	(Note)

Notes 1. The increase of 854 thousand shares in the number of treasury shares was due to the purchase of 853 thousand shares on the market and 0 thousand shares of fractional unit shares.

2.	The decrease of 23 thousand shares in the number of treasury shares was due to the disposal of 12 thousand shares upon the exercise of stock options and 10 thousand shares allocated as restricted stock compensation.

(Notes to Securities)

This includes “government bonds,” “local government bonds,” “corporate bonds,” “stocks,” and “other securities,” as well as “trading local government bonds” in the non-consolidated balance sheets.

1.	Trading securities (as of March 31, 2023)
Amount of valuation difference included in profit and loss for the current fiscal year (Million yen)
Trading securities	2

2.	Held-to-maturity claims (as of March 31, 2023)

None

3.	Shares of subsidiaries, subsidiary corporations, and affiliate companies (as of March 31, 2023)
	Non-consolidated balance sheets amount (Million yen)	Fair value (Million yen)	Amount of difference (Million yen)
Shares of subsidiaries and subsidiary corporations	-	-	-
Shares of affiliate companies, etc.	-	-	-

(Note) Carrying amount of non-marketable shares, etc. not included in the above table.

Non-consolidated balance sheets amount (Million yen)
Shares of subsidiaries and subsidiary corporations	10,091
Shares of affiliate companies, etc.	103

19

4.	Other securities (as of March 31, 2023)
	Type	Non-consolidated balance sheets amount (Million yen)	Acquisition cost (Million yen)	Amount of difference (Million yen)
Securities with acquisition cost exceeding the reported amounts on the balance sheet	Stocks	913,307	150,376	762,930
	Bonds	480,824	479,139	1,685
	Government bonds	140,769	139,941	827
	Local government bonds	211,924	211,256	667
	Corporate bonds	128,131	127,941	189
	Other	34,276	33,091	1,185
	Foreign bonds	14,238	14,209	28
	Other	20,037	18,881	1,156
	Subtotal	1,428,408	662,607	765,801
Securities with acquisition cost exceeding the reported amounts on the balance sheet	Stocks	6,284	7,012	(728)
	Bonds	1,285,298	1,314,966	(29,667)
	Government bonds	337,912	352,811	(14,899)
	Local government bonds	491,214	500,573	(9,358)
	Corporate bonds	456,172	461,581	(5,409)
	Other	183,592	198,533	(14,941)
	Foreign bonds	53,590	57,071	(3,480)
	Other	130,001	141,461	(11,460)
	Subtotal	1,475,175	1,520,512	(45,336)
Total		2,903,583	2,183,119	720,464

(Note) Carrying amount of non-marketable shares, etc. and partnership investments not included in the table above.

Non-consolidated balance sheets amount (Million yen)
Shares, etc. that do not have a market price (*1) (*2)	2,655
Partnership investments (*3)	27,829

(*1)	Non-marketable shares, etc., include unlisted shares, etc., and are not subject to fair value disclosure in accordance with Paragraph 5 of the Implementation Guidance on Disclosures about Fair Value of Financial Instruments (the ASBJ Guidance No. 19, March 31, 2020).
(*2)	In the fiscal year under review, impairment loss of 3 million yen was recognized for unlisted stocks.
(*3)	In accordance with Paragraph 27 of the Implementation Guidance on Accounting Standard for Fair Value Measurement (the ASBJ Guidance No. 31, June 17, 2021) Paragraph 24-16, partnership investments are not subject to fair value disclosure.
5.	Held-to-maturity bonds sold during the fiscal year under review (From April 1, 2022 to March 31, 2023)

None

6.	Other securities sold during the fiscal year under review (From April 1, 2022 to March 31, 2023)
	Sales price (Million yen)	Total gain on sale (Million yen)	Total loss on sale (Million yen)
Stocks	4,040	2,433	53
Bonds	410,701	1,343	90
Government bonds	339,211	740	16
Local government bonds	32,408	1	67
Corporate bonds	39,081	602	6
Other	92,276	2,702	8,265
Foreign bonds	63,813	14	8,265
Other	28,462	2,687	-
Total	507,018	6,479	8,409
20

7.	Securities for which the purpose of holding has changed

None

8.	Securities for which impairment losses were recognized

For securities other than trading securities (excluding non-marketable shares and partnership investments) for which the fair value has fallen significantly below the acquisition cost and the fair value is not expected to recover to the acquisition cost, the relevant fair value is used as the amount on the balance sheet and the valuation difference is treated as a loss for the fiscal year under review (“impairment loss”).

The amount of impairment loss for the fiscal year under review was 143 million yen (137 million yen for shares and 6 million yen for corporate bonds).

The criteria for determining that the fair value has “fallen significantly” are set forth in the asset self-assessment standards as follows for each category securities issuer.

Bankrupt, substantially bankrupt, or potentially bankrupt borrowers	Fair value declined compared to acquisition cost
Sub-performing borrowers	Fair value declined by 30% or more compared to the acquisition cost
Normal borrowers	Fair value has declined by 50% or more, or fair value has declined by 30% or more but less than 50% of the acquisition cost, and the market prices have remained below a certain level, etc.

(Notes to Money held in trust)

1.	Money held in trust for investment purposes (as of March 31, 2023)
	Non-consolidated balance sheets amount (Million yen)	Valuation differences included in profit/loss for the fiscal year under review (Million yen)
Money held in trust for investment purposes	13,305	-

2.	Held-to-maturity money in trust (as of March 31, 2023)

None

3.	Other money held in trust (for purposes other than investment or held-to-maturity) (as of March 31, 2023)

None

21

(Notes to Tax Effect Accounting)

The following is a breakdown of the major causes of Deferred tax assets and Deferred tax liabilities.

Deferred tax assets
Allowance for loan losses	10,138 million yen
Liability for retirement benefits	7,339 million yen
Amortization of securities	2,477 million yen
Other	3,583 million yen
Deferred tax assets; Subtotal	23,537 million yen
Valuation allowance	(2,781) million yen
Deferred tax assets: Total	20,756 million yen
Deferred tax liabilities
Valuation difference on available-for-sale securities	(218,682) million yen
Other	(231) million yen
Deferred tax liabilities: Total	(218,913) million yen
Net amount of deferred tax liabilities	(198,157) million yen

(Per Share Information)

Net assets per share	13,049.69 yen
Basic earnings per share	341.83 yen
Diluted earnings per share	341.55 yen

(Note)	Monetary amounts in the Notes to the Non-Consolidated Financial Statements are rounded down to the nearest million yen.

22

Consolidated Balance Sheets

(As of March 31, 2023)

(Million yen)

Account	Amount	Account	Amount
(Assets)		(Liabilities)
Cash and due from banks	1,201,115	Deposits	8,367,943
Call loans and bills bought	416,033	Negotiable certificates of deposit	706,227
Monetary claims bought	15,342	Payable under securities lending transactions	392,501
Trading securities	222	Borrowed money	254,090
Money held in trust	13,305	Foreign exchanges	233
Securities	2,940,949	Borrowed money from trust account	4,174
Loans and bills discounted	6,298,081	Other liabilities	76,925
Foreign exchanges	7,758	Liability for retirement benefits	27,683
Lease receivables and investments in leases	12,641	Liability for reimbursement of deposit losses	219
Other assets	72,893	Liability for contingent losses	578
Tangible fixed assets	75,753	Reserves under special laws	0
Building	29,469	Deferred tax liabilities	197,273
Land	43,616	Deferred tax liabilities for land revaluation	208
Construction in progress	30	Acceptances and guarantees	17,174
Other tangible fixed assets	2,636	Total liabilities	10,045,233
Intangible fixed assets	2,701	(Net assets)
Software	2,602	Common Stock	42,103
Other intangible fixed assets	98	Capital surplus	34,158
Deferred tax assets	1,006	Retained earnings	421,490
Customers’ liabilities for acceptances and guarantees	17,174	Treasury stock	(8,521)
Allowance for loan losses	(37,368)	Total shareholders’ equity	489,231
		Unrealized gain on available-for-sale securities	501,966
		Deferred losses on derivatives under hedges accounting	227
		Land revaluation surplus	473
		Remeasurements of defined benefit plans	(2,533)
		Total accumulated other comprehensive income	500,134
		Share acquisition rights	264
		Non-controlling interests	2,747
		Total net assets	992,377
Total assets	11,037,611	Total liabilities and net assets	11,037,611

23

Consolidated Statements of Income

(April 1, 2022 – March 31, 2023)

(Million yen)

Account	Amount
Ordinary income		124,333
Interest income	86,016
Interest on loans and discounts	47,550
Interest and dividends on securities	34,001
Interest on call loans and bills bought	2,728
Interest on deposits with banks	45
Other interest income	1,689
Trust fees	8
Fees and commissions	21,557
Other ordinary income	12,611
Other income	4,139
Recoveries of loans previously charged off	1
Other	4,137
Ordinary expenses		86,156
Interest expenses	7,400
Interest on deposits	6,010
Interest on negotiable certificates of deposit	23
Interest on call money and bills sold	(37)
Interest expenses on cash collateral received for securities lent	142
Interest on borrowings and rediscounts	189
Other interest expenses	1,071
Fees and commissions payments	6,087
Other ordinary expenses	13,144
General and administrative expenses	56,159
Other expenses	3,363
Provision for allowance for loan losses	2,259
Other	1,104
Ordinary profit		38,177
Extraordinary income		299
Gain on disposal of non-current assets	299
Extraordinary losses		700
Loss on disposal of non-current assets	624
Impairment losses	76
Provision of reserve for financial instruments transaction liabilities	0
Profit before income taxes		37,776
Income taxes - current	10,169
Income taxes - deferred	247
Total income taxes		10,416
Profit		27,359
Profit attributable to non-controlling interests		146
Profit attributable to owners of parent		27,213

24

Consolidated Statement of Changes in Net Assets

(April 1, 2022 – March 31, 2023)

(Million yen)

	Shareholders’ equity
	Common Stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of period	42,103	34,171	404,044	(3,645)	476,674
Changes during period
Dividends of surplus			(9,398)		(9,398)
Profit attributable to owners of parent			27,213		27,213
Purchase of treasury stock				(5,003)	(5,003)
Disposal of treasury stock		(12)		127	114
Reversal of land revaluation surplus			(368)		(368)
Net changes in items other than shareholders’ equity
Total changes during period	-	(12)	17,446	(4,876)	12,557
Balance at end of period	42,103	34,158	421,490	(8,521)	489,231

	Accumulated other comprehensive income					Share acquisition rights	Non-controlling interests	Total net assets
	Unrealized gain on available-for-sale securities	Deferred losses on derivatives under hedge accounting	Land revaluation surplus	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at beginning of period	613,274	(367)	104	(2,191)	610,819	316	2,506	1,090,316
Changes during period
Dividends of surplus								(9,398)
Profit attributable to owners of parent								27,213
Purchase of treasury stock								(5,003)
Disposal of treasury stock								114
Reversal of land revaluation surplus								(368)
Net changes in items other than shareholders’ equity	(111,307)	594	368	(341)	(110,685)	(52)	241	(110,496)
Total changes during period	(111,307)	594	368	(341)	(110,685)	(52)	241	(97,939)
Balance at end of period	501,966	227	473	(2,533)	500,134	264	2,747	992,377

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Notes to the Consolidated Financial Statements

(Notes to the significant basis for preparation of the Consolidated Financial Statement)

1.	Matters pertaining to definitions of subsidiaries, subsidiary corporations, affiliate companies, etc.

The definition of subsidiaries and subsidiary corporations, etc. is based on Article 2, Paragraph 8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

2.	Scope of consolidation
(1)	Number of consolidated subsidiaries and subsidiary corporations: 7 companies

(Name of the consolidated subsidiaries and subsidiary corporations)

Karasuma Shoji Co., Ltd.

Kyoto Guaranty Service Co., Ltd.

Kyogin Lease & Capital Co., Ltd.

Kyoto Credit Service Co., Ltd.

Kyogin Card Service Co., Ltd.

Kyoto Research Institute, Inc.

Kyogin Securities Co., Ltd.

(2)	Number of non-consolidated subsidiaries and subsidiary corporations: 4 companies

(Name of the non-consolidated subsidiaries and subsidiary corporations)

Kyogin Kagayaku Mirai Support Fund Investment Limited Partnership

Kyogin Kagayaku Mirai Support Fund No. 2 Investment Limited Partnership

Kyogin NextStage 2021 Fund Investment Limited Partnership

Kyogin Kagayaku Mirai Support Fund No. 3 for SDGs Investment Limited Partnership

Even if non-consolidated subsidiaries and subsidiary corporations are excluded from the scope of consolidation, due to the scale of their assets, ordinary revenue, net income/loss (applicable amount based on the Bank’s share of interest), retained earnings (applicable amount based on the Bank’s share of interest), total accumulated other comprehensive income (applicable amount based on the Bank’s share of interest), etc., such exclusion would be immaterial and would not impede reasonable judgment of the corporate group’s financial standing and operating results, and they have therefore been excluded from the scope of consolidation.

(3)	Names of other companies that were not made subsidiaries despite owning a majority of that company’s voting rights based on Bank calculations

(Name of company)

Madness Japan LLC

SHICATA Co.

A non-consolidated subsidiary engaged in the investment business made the investment for the purpose of investment development, not for the purpose of inclusion under the umbrella. Therefore this company is not treated as a subsidiary.

3.	Application of the equity method
(1)	Non-consolidated subsidiaries and subsidiary corporations accounted for by the equity method

None

(2)	Affiliate companies accounted for by the equity method: 1 company

(Name of company)

Sky Ocean Asset Management Co., Ltd.

(3)	Non-consolidated subsidiaries and subsidiary corporations not accounted for by the equity method:

4 companies

(Name of companies)

Kyogin Kagayaku Mirai Support Fund Investment Limited Partnership

Kyogin Kagayaku Mirai Support Fund No. 2 Investment Limited Partnership

Kyogin NextStage 2021 Fund Investment Limited Partnership

Kyogin Kagayaku Mirai Support Fund No. 3 for SDGs Investment Limited Partnership

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(4)	Affiliate companies not accounted for by the equity method: 3 companies

(Name of companies)

Kyoto Agriculture, Forestry and Fisheries Growth Support Fund Investment Limited Partnership

Kyogin Town Development Fund Investment Limited Partnership

Community Development Kyo Fund Investment Limited Partnership

Even if non-consolidated subsidiaries, subsidiary corporations, and affiliate companies not accounted for by the equity method are excluded from the equity method application, due to the scale of their net income/loss for the period (applicable amount based on the Bank’s share of interest), retained earnings (applicable amount based on the Bank’s share of interest), total accumulated other comprehensive income (applicable amount based on the Bank’s share of interest), etc., such exclusion would be immaterial to the consolidated financial statements, and they have therefore been excluded from equity method application.

(5)	Name of other companies, which have not been designated as an affiliated company, etc., even though the Bank owns 20% or more and 50% or less of the voting rights of such other companies in the Bank’s own calculation.

(Name of companies)

YumeShuzo Co., Ltd.

SAN-E-PROTENT Holdings Co., Ltd.

The investment was made by an unconsolidated subsidiary engaged in the investment business, etc., for the purpose of investment development, not for the purpose of inclusion under the control of the company. Therefore, this company is not treated as an affiliated company, etc.

4.	Fiscal year, etc. of consolidated subsidiaries and subsidiary corporations

The settlement date of consolidated subsidiaries and subsidiary corporations is as follows.

March 31 7 companies

5.	Matters concerning special purpose companies subject to disclosure

None

6.	Matters concerning amortization of goodwill

None

7.	Accounting policies
(1)	Basis and method for valuation of trading securities

Trading securities are measured at fair value. (The cost of sales is determined by the moving average method.)

(2)	Basis and method for valuation of securities
(A)	For the valuation of securities, held-to-maturity bonds are stated at amortized cost (straight-line method) based on the moving average method, while other securities are stated at fair value (the cost of sales is determined by the moving average method), except for non-marketable shares which are stated at cost as determined by the moving average method.

Unrealized gains and losses on available-for-sale securities are reported as a component of shareholders’ equity.

(B)	Securities managed as assets held in trust in cash trusts whose primary purpose is to manage securities are valued by the market method.
(3)	Basis and method for valuation of derivatives

Derivatives are measured at fair value.

(4)	Depreciation methods for fixed assets
(A)	Tangible fixed assets

The Bank’s tangible fixed assets are depreciated by the declining balance method (however, buildings (excluding building fixtures) acquired on or after April 1, 1998, and building fixtures and structures acquired on or after April 1, 2016 are depreciated by the straight-line method).

Primary useful lives in years are as follows:

Buildings 8 to 50 years

Other 3 to 20 years

Tangible fixed assets of consolidated subsidiaries and subsidiary corporations are primarily depreciated by the declining balance method based on the asset’s estimated service life duration in years.

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(B)	Intangible fixed assets

Intangible fixed assets are amortized by the straight-line method. Software for internal use is amortized over the estimated useful life of five years established for the Bank and its consolidated subsidiaries and subsidiary corporations.

(5)	Basis for recording of allowance for loan losses

The Bank’s allowance for loan losses is recorded as follows in accordance with the predetermined write-off and allowance standards.

For claims to borrowers who are bankrupt, undergoing special liquidation, or otherwise undergoing legal business failure (“bankrupt borrowers”), and claims to borrowers in similar circumstances (“substantially bankrupt borrowers”), the amount recorded is the remaining amount once the amount expected to be collected through the disposal of collateral and the amount expected to be recovered through guarantees are deducted from the claim amount. Also, for claims to borrowers who are not currently undergoing business failure but have a significant possibility of becoming so in the future (“potentially bankrupt borrowers”), an amount deemed necessary based on a comprehensive assessment of the borrower’s ability to pay is recorded; this amount is based on the remaining amount once the amount expected to be collected through the disposal of collateral and the amount expected to be recovered through guarantees are deducted from the claim amount.

For claims to potentially bankrupt borrowers and borrowers with debt for which the borrowing terms were loosened, in case the amount of the remaining balance after deducting the amount expected to be collected through the disposal of collateral and the amount expected to be recovered through guarantees exceeds a certain amount, and the cash flows related to the collection of the principal and receipt of interest can be reasonably estimated, the allowance for loan losses is calculated and recorded by the difference in the relevant cash flow discounted at the original contract interest rate and the book value of the claim (cash flow estimation method).

Among claims to the borrowers other than those described above and require careful management in the future, such as borrowers with problematic loan conditions, borrowers with fulfillment issues, borrowers in weak or unstable business situations, and borrowers with financial issues (“sub-performing borrowers”), claims to borrowers whose entire or partial claims are required special attention (“borrowers requiring special attention”) and claims to sub-performing borrowers (other than borrowers requiring special attention) for which there is a particular financial concern, allowance for loan losses are recorded based on the expected losses over the next three years; for sub-performing borrowers other than the above and borrowers in good business situations for which no special financial issues have been recognized (“normal borrowers”), allowance for loan losses are recorded based on the expected losses over the next one year. The expected loss amount is calculated by determining the loss ratio based on the historical average of the loan loss ratio, which itself is based on loan losses over one or three years, and taking into account future prospects and other factors. In addition, for claims to specific borrowers who are classified as “sub-performing borrowers” and “borrowers requiring special attention” above, and for which it is recognized that it is difficult to judge the prospects for planning due to the impact of COVID-19, an allowance for loan losses is recorded on the basis of the expected loss ratio for the unsecured amount estimated for potentially bankrupt borrowers.

All claims are assessed by the sales-related division based on the asset self-assessment standards, and the assessment results are audited by the asset auditing division which is independent of the said division.

For allowance for loan losses for consolidated subsidiaries and subsidiary corporations, for general claims an amount deemed necessary based on the historical loan loss ratio is recorded, and for specific claims with concerns for loan losses the amount that is expected to be unrecoverable is recorded based on case-by-case recovery potential.

(6)	Basis for recording of liability for reimbursement of deposit losses

Liability for reimbursement of deposit losses is recorded for reimbursement claims from depositors for deposits that have been derecognized as liabilities, in the amount deemed necessary based on the estimated losses to be incurred in response to future reimbursement claims.

(7)	Basis for recording of liability for contingent losses

Liability for contingent losses is recorded for the estimated amount of future payments of contributions to credit guarantee associations under the responsibility-sharing system.

(8)	Basis for recording of reserves under special laws

Reserves under special laws is a financial instruments transaction liability reserve, which is set aside by consolidated subsidiaries to cover losses from securities incidents, in accordance with the provisions of Article 46-5, Paragraph 1 of the Financial Instruments and Exchange Act and Article 175 of the Cabinet Office Order on Financial Instruments Business, etc.

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(9)	Accounting method for retirement benefits

In calculating the retirement benefit obligations, the estimated amount of retirement benefits is attributed to the period up to the end of the consolidated fiscal year under review based on the benefit calculation standard. Actuarial gains and losses are amortized as follows.

Actuarial gains and losses       Amortized by the straight-line method over a certain number of years (10 years) within the average remaining service period of employees at the time of occurrence of each fiscal year, and the amount is recognized in income from the following fiscal year of occurrence.

Consolidated subsidiaries and subsidiary corporations use the simplified method to calculate liabilities for retirement benefits and retirement benefit expenses, with the amount payable for personal convenience at the end of the period as the retirement benefit obligation.

(10)	Basis for translation of non-Yen-denominated assets and liabilities into Japanese yen

For the Bank and its consolidated subsidiaries and subsidiary corporations, assets and liabilities denominated in foreign currencies are translated into yen at the exchange rates on the settlement date.

(11)	Significant hedge accounting methods
(A)	Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from financial assets and liabilities is to tie the hedged item to the hedging instrument, as well as deferred hedging as stipulated in Accounting and Auditing Treatment of Application of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Committee Practical Policy No. 24, March 17, 2022; hereinafter “Industry Committee Practical Policy No. 24”). The effectiveness of hedging activities is evaluated by verifying the correlation between the hedged items and the interest rate fluctuation components of the hedging instruments.

(B)	Foreign exchange risk hedging

The hedge accounting method for the Bank’s foreign exchange risk arising from financial assets and liabilities denominated in foreign currencies is deferred hedging as stipulated in Accounting and Auditing Treatment of Accounting for Foreign Currency Transactions in the Banking Industry (JICPA Industry Committee Practical Policy No. 25, October 8, 2020; hereinafter “Industry Committee Practical Policy No. 25”). The effectiveness of hedging activities is evaluated by confirming the existence of an amount equivalent to the foreign currency position of the hedging instrument, such as currency swaps and foreign exchange swaps which are entered into for the purpose of reducing the risk of exchange rate fluctuations of foreign-denominated monetary assets and liabilities, which matches the hedged items, which are foreign-denominated monetary assets and liabilities.

Consolidated subsidiaries and subsidiary corporations are not applicable as of the closing date of the consolidated fiscal year under review.

(Notes to changes in accounting policies)

(Application of Implementation Guidance on Accounting Standard for Fair Value Measurement)

The Bank has applied the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31, June 17, 2021; hereinafter “Fair Value Measurement Guidance”) from the beginning of the reporting period and will prospectively apply the new accounting policies stipulated by the Fair Value Measurement Guidance in accordance with the transitional treatment provided in Paragraph 27-2 of the Fair Value Measurement Guidance. This change has no material impact on the consolidated financial statements.

(Notes to significant accounting estimates)

Items for which an amount has been recorded in the consolidated financial statements for the consolidated fiscal year under review due to an accounting estimate and which may have a material effect on the consolidated financial statements for the following consolidated fiscal year are as follows:

1.	Allowance for loan losses
(1)	Amount recorded in the consolidated financial statements for the consolidated fiscal year under review

Allowance for loan losses 37,368 million yen

(2)	Information on the breakdown of significant accounting estimates for identified items
(A)	Calculation method
29

The method of calculating the allowance for loan losses is described in “(5) Basis for recording of allowance for loan losses” of “7. Accounting policies” in “Notes to the significant basis for the preparation of the Consolidated Financial Statement.”

(B)	Key assumptions

Borrower classification may rely on assessment regarding the reasonableness and feasibility of a business improvement plan of a borrower that is underperforming, in addition to the borrower’s financial information. In classifying borrowers, certain assumptions are made regarding the outlook of the business environment surrounding the borrower, which is the basis for the future prospects of the performance and financial condition in the relevant business improvement plan. With these assumptions, an allowance for loan losses is recorded for expected losses due to such impact, reflecting the current status of the borrowers in their borrower classification. Furthermore, the financial impact of COVID-19 on some borrowers is expected to continue for a certain period. With this assumption, for certain borrowers for whom it is difficult to assess the prospects for management improvement planning formulation due to the impact of COVID-19, the Bank has recorded an allowance for loan losses on the basis of the expected loss ratio for the unsecured amount estimated for potentially bankrupt borrowers, with the assumption that these borrowers present risks equivalent to those of potentially bankrupt borrowers.

(C)	Effect on consolidated financial statements for the following consolidated fiscal year

The allowance for loan losses is recorded at an amount deemed necessary in accordance with the borrowers’ classification after conducting an asset assessment of all claims based on the self-assessment standards for assets. However, estimating the allowance for loan losses is highly uncertain because the financial condition of borrowers is constantly changing, especially since the implementation of a business improvement plan is usually long-term. Major changes in the economic climate could have a material implication on the allowance for loan losses in the consolidated financial statements for the following consolidated fiscal year.

(Notes to the Consolidated Balance Sheets)

1.	Total amount of shares and investments in subsidiaries and affiliates 5,439 million yen
2.	The amount of 30,104 million yen in securities lent under unsecured loans for consumption (bond loan transactions) is included in government bonds under “securities.”
3.	Claims based on the Banking Act and the Act on Emergency Measures for the Revitalization of the Financial Functions are as follows. Claims are those recorded in corporate bonds under “securities” in the consolidated balance sheet (limited to those claims guaranteed in whole or in part for the redemption of principal and payment of interest, and those issued through a private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act), as well as under loans and bills discounted, foreign exchanges, accrued interest and suspense payments in “other assets,” and customers’ liabilities for acceptances and guarantees, as well as those securities noted as lent securities (limited to loans for use or leases).

30

Bankruptcy reorganization claims and similar claims	9,221 million yen
Doubtful claims	84,862 million yen
Claims delinquent for over three months	- million yen
Restructured claims	6,242 million yen
Total	100,326 million yen

Bankruptcy reorganization claims and similar claims are claims to borrowers who have fallen into bankruptcy due to the initiation of bankruptcy proceedings, reorganization proceedings, a petition for commencement of rehabilitation proceedings and other similar claims.

Doubtful claims are claims for which the borrower has not yet entered into bankruptcy, but the financial status and business performance of the borrower have deteriorated and it is highly probable that the Bank will be unable to collect the principal or receive interest in accordance with the contract, and which do not fall under bankruptcy reorganization claims and similar claims.

Claims delinquent for over three months are claims with principal or interest unpaid for over three months from the day after the agreed-upon payment date, and do not fall under the category of bankruptcy reorganization claims and similar claims or doubtful claims.

Restructured claims are claims that provide certain concessions favorable to the borrower with the intent of supporting the borrower’s management reorganization or other support, such as by reducing interest, giving a moratorium on interest, giving a moratorium on principal or interest payments, waiving debt, or providing other benefits to the borrower, and are not classified as bankruptcy reorganization claims and similar claims, doubtful claims, or claims delinquent for over three months.

The above amounts of claims are before the deduction of allowance for loan losses.

4.	Discounting of notes is treated as a financial transaction in accordance with Industry Committee Practical Policy No. 24. The commercial bills and foreign exchange purchased, which the Company has the right to freely dispose of in the form of sale or collateral, have a face value of 13,402 million yen.
5.	Assets pledged as collateral are as follows
Assets pledged as collateral
Securities	655,745 million yen
Liabilities corresponding to pledged assets
Deposits	34,718 million yen
Payable under securities lending transactions	392,501 million yen
Borrowings from other banks	253,900 million yen

In addition to the above, 487,062 million yen of securities are pledged as collateral for exchange settlement transactions or as a substitute for margin money for forward transactions.

Other assets also include 53,783 million yen of cash collateral paid for financial instruments and guarantee deposits of 1,476 million yen.

6.	Commitment line contracts for overdrafts and loans receivable are contracts under which the Bank commits to lend funds up to a certain limit upon receiving a request for a loan from a customer, as long as there is no violation of the terms and conditions stipulated in the contract. The balance of unexecuted loans related to these contracts is 1,679,127 million yen. Of this amount, 1,593,357 million yen is for an original contract period of one year or less, or unconditionally cancelable at any given time.

Since many of these contracts terminate without the loans being executed, the unexecuted loan balance itself does not necessarily affect the future cash flows of the Bank or its consolidated subsidiaries and subsidiary corporations. Many of these contracts contain clauses that allow the Bank, as well as its consolidated subsidiaries and subsidiary corporations, to reject an application for a loan or reduce the contract amount if there are changes in financial standing, the preservation of receivables, or other considerable reasons. Furthermore, in addition to requiring collateral in the form of real estate, securities, etc. as necessary when concluding the contract, the Bank periodically assesses the business conditions of customers based on predetermined internal Bank or company procedures after contracts are concluded, and takes measures such as reviewing contracts and measures for credit protection as necessary.

31

7.	In accordance with the Act on Revaluation of Land (Law No. 34, promulgated on March 31, 1998), the Bank’s land for business purposes was revalued; regarding the valuation difference, the amount of tax on said valuation difference was recorded in the Liabilities section under “deferred tax liabilities for land revaluation,” and the valuation difference deducted by the above amount was recorded in the Net assets section under “land revaluation.”

Date of revaluation        March 31, 2002

Revaluation method stipulated in Article 3, Paragraph 3 of the same Act

The value was calculated on the basis of the value of land (roadside land price), which is the basis for calculating the taxable value for land value tax purposes as stipulated in the Land Value Tax Act established in Article 2, Item 4 of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 promulgated on March 31, 1998), and reasonably adjusted by the rate of value correction by depth, current value revision, etc.

8.	Accumulated depreciation of tangible fixed assets	82,450 million yen
9.	Reduction entry of tangible fixed assets	1,780 million yen
10.	Of corporate bonds under “securities,” the amount of the Bank’s guarantee obligations for corporate bonds issued through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 59,766 million yen.
11.	Total monetary obligations to Directors and Audit & Supervisory Board Members due to transactions with Directors and Audit & Supervisory Board Members 5 million yen
12.	The principal amount of trusts with contracts for repayment of principal is 4,174 million yen in money trusts.

(Notes to the Consolidated Statements of Income)

1.	“Other income” includes 2,968 million yen of gain on sale of equity securities and 218 million yen of gain on money held in trust.
2.	“Other expenses” include 140 million yen of loss on devaluation of equity securities.

(Notes to the Consolidated Statement of Changes in Net Assets)

1.	Matters concerning type and number of issued shares and treasury shares

(Thousand shares)

	No. of shares at the beginning of the consolidated current fiscal year	Increase in shares in the consolidated current fiscal year	Decrease in shares in the consolidated current fiscal year	No. of shares at the end of the consolidated current fiscal year	Summary
Issued shares
Common shares	75,840	-	-	75,840
Treasury shares
Common shares	664	854	23	1,495	(Notes) 1, 2

(Notes) 1.   The increase of 854 thousand shares in the number of treasury shares was due to the purchase of 853 thousand shares on the market and 0 thousand shares of fractional unit shares.

2.	The decrease of 23 thousand shares in the number of treasury shares was due to the disposal of 12 thousand shares upon the exercise of stock options and 10 thousand shares allocated as restricted stock compensation.

32

2.	Share acquisition rights and treasury share acquisition rights
Category	Details	Type of share for share acquisition rights	No. of shares for share acquisition rights (shares)				Balance at the end of consolidated current fiscal year (million yen)	Summary
			Beginning of consolidated current fiscal year	Increase in consolidated current fiscal year	Decrease in consolidated current fiscal year	End of consolidated current fiscal year
The Bank	Share acquisition rights as stock option	-					264

3.	Dividends
(1)	Dividends paid during the consolidated fiscal year under review
(Resolution)	Class of shares	Total amount of dividends (yen)	Dividend per share (yen)	Record date	Effective date
June 29, 2022 Ordinary General Meeting of Shareholders	Common shares	4,886 million	65.00	March 31, 2022	June 30, 2022
November 14, 2022 Meeting of Board Directors	Common shares	4,511 million	60.00	September 30, 2022	December 1, 2022

(2)	Among the dividends of which record date is within the consolidated fiscal year under review, the dividends of which effective date to be after the end of the consolidated fiscal year under review:
(Scheduled to be resolved)	Class of shares	Total amount of dividends (yen)	Source of dividends	Dividend per share (yen)	Record date	Effective date
June 29, 2023 Ordinary General Meeting of Shareholders	Common shares	5,947 million	Other retained earnings	80.00	March 31, 2023	June 30, 2023

(Notes on Financial Instruments)

1.	Matters concerning the status of financial instruments
(1)	Policy for financial instruments

The Bank Group provides banking services such as deposits, lending, trading of commodity securities, investment in securities, domestic exchange, and foreign exchange, as well as financial services such as securities, credit guarantee, leasing, and credit card services. As a core financial institution in the region, our fundamental mission is to fulfill stable financial intermediary functions, providing a variety of financial services such as deposits and lending for small and medium-sized enterprises and individuals, and managing securities such as bonds and stocks. The Bank also maintain sound management by securing stable earnings through optimization of the asset-liability composition and risk hedging.

(2)	Description of financial instruments and associated risks

Among the financial assets held by the Bank Group, loans consist mainly of business funds and other various loans to local companies and individuals, which are subject to credit risk when the principal or interest cannot be collected due to deterioration in the business situation of the borrower. In addition, securities are primarily bonds and equities, which carry credit risk of the value of securities decreasing due to deterioration of the issuer’s business situation, as well as market risks such as interest rate risk, which is the risk that the interest rate spread between funding and investing may shrink or reverse due to changes in market interest rates, and price fluctuation risk, which is the risk of incurring losses due to changing market prices.

33

Additionally, since the Bank raises relatively short-term funds in the form of deposits and manages funds over relatively long-term periods in the form of loans and securities, it is exposed to liquidity risks, such as incurring losses due to financing at a significantly higher cost than usual due to cash management problems caused by mismatches between fund management and procurement periods or unexpected outflows of funds, and to the risk of incurring losses due to the inability to trade in the market or being forced to trade at significantly lower prices than usual because of market turmoil, etc.

Derivative transactions include interest rate swaps, currency swaps, currency options and forward exchange contracts. There were no outstanding interest rate futures and bond options transactions as of the end of the consolidated fiscal year under review.

Derivative transactions involve market risk, which may result in losses from market fluctuations, and credit risk, which may result in losses if the counterparty to the transaction defaults on the contract. Since the majority of transactions are for hedging purposes or cover transactions for customer transactions, the market risks incurred by derivative transactions are offset by the risks carried by assets and liabilities.

The Bank utilizes derivative transactions for the purpose of mitigating risks (market risks) associated with assets exposed to market fluctuations in interest rates, foreign exchange rates, etc., and has established certain transaction limit amounts for trading transactions involving short-term purchases and sales.

In addition, the Bank uses derivative transactions to proactively respond to customer needs for new financial instruments.

The details of hedge accounting using derivatives are as follows.

(A) Hedge accounting is based on deferred hedging.

(B) Hedging policy (including hedging instruments and hedged items)

In accordance with internal rules compliant with the Practical Guideline for Accounting for Financial Instruments, etc. interest rate risk and price fluctuation risk of claims, stocks, etc. are subject.
Hedged items and hedging instruments to which hedge accounting was applied in the consolidated fiscal year under review are as follows.

•	Hedging instruments: Interest rate swaps, currency swaps
•	Hedged items: Certain fixed-rate loan assets and certain securities

(C) The effectiveness of interest rate swaps and currency swaps is verified at the end of the fiscal year.

(3)	Risk management structure concerning financial instruments

(A) Credit risk management

The Bank is working to strengthen its credit risk management by establishing a management framework in line with the Credit Risk Management Guidelines.

At the Section responsible for credit risk management in the Risk Management Division, quantitative analysis and monitoring of credit risk is also conducted in addition to planning and supervising credit risk management, including internal ratings and self-assessment systems, amortization and provisions. In addition, since a concentration of credit to specific clients, specific industries, etc., could result in significant losses, the Bank analyze the status of our portfolio from various angles and manage it so that excessive concentration of credit do not occur. The amount of credit risk and credit concentration status is reported to the Credit Risk Management Committee on a monthly basis.

In addition, in order to maintain and improve the soundness of assets, the Bank conduct self-assessments of assets, including consolidated subsidiaries and subsidiary corporations, and appropriately amortize and make provisions, and the Bank have also established an Asset Audit Office as a specialized department within the Internal Audit Division to audit the status of self-assessments and the appropriateness of amortization and provisions based on these assessments.

On the other hand, for individual credit management, the Loan Review Department has been established as a credit examination section independent from the sales section to conduct a rigorous review of loans. When extending credit, the Loan Examination Department’s credit rating review staff assigns a borrower rating based on a rigorous review of its financial condition, technological capabilities, and future potential, which is then used by the staff in charge of reviewing the loan to evaluate the borrower’s overall repayment ability, including the use of funds and resources for repayment.

In addition, the Bank is focusing on improving our screening capabilities by providing training in loan operations for different levels of Bank employees. The Bank have established the Management Support Office within the Loan Examination Department, and is working to improve the soundness of the Bank’s assets through various management improvement support measures to fundamentally revitalize the business of underperforming borrowers; based on the results of self-assessments, the Bank is working to establish response measures on an individual borrower basis, and to strengthen risk management by responding to changes in their business conditions through continuous monitoring.

34

(B) Market risk management

The Bank is working to develop and strengthen its market risk management framework in accordance with the Market Risk Management Guidelines. The Risk Management Division, which is in charge of risk management, works to ensure stable earnings by controlling market risk, including deposits, loans, and securities, in an integrated manner with other risks such as credit risk, within the limits of the Bank’s capital strength (capital adequacy).

To this end, the Risk Management Division manages and analyzes market risk with the VaR method, EVE (decrease in economic value in response to interest rate shocks), etc. In addition, the Bank verifies the appropriateness and effectiveness of quantification methods through back-testing and stress testing.

In managing instruments that have market risk, such as securities, the Bank sets position limits, loss limits, and other risk tolerances that balance the Bank’s capital adequacy, net business profits, and other financial strength with its earnings. The Bank is committed to adequate risk management by regularly measuring and ascertaining the appropriate and accurate fair value of positions, and reporting the results to management.

The risk allowance of stocks and other securities is set based on capital adequacy plus valuation gains, and self-assessments are conducted every six months to accurately ascertain the actual risk exposure, the results of which are audited by the Internal Audit Division.

In addition, at ALM meetings risk management policies are established twice yearly for market and liquidity risk and the amount of market risk for each product is reported to the monthly meetings; on top of this, ALM meetings also strive for strategic risk management such as discussing the optimization of the asset-liability composition and response measures such as risk hedging.

Most of the derivative transactions are for hedging purposes or as cover for customer transactions. However, trading transactions for short-term trading are managed by setting certain loss limits and other limits.

(C) Liquidity risk management

The Bank prepares for liquidity risk by appropriately managing its funds positions through careful forecasting and verification of fund management and financing balances, as well as by constantly monitoring the amount of funds available from the market.

(4)	Supplementary explanation on matters concerning fair value, etc. of financial instruments

Since certain assumptions, etc., are used in the calculation of the fair value of financial instruments, the relevant value may differ if different assumptions, etc., are used.

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2.	Fair values of financial instruments

The amounts on the consolidated balance sheets, fair values, and the difference between the two as of March 31, 2023, are as follows. Notes have been omitted for line items with immaterial amounts reported in the consolidated balance sheets. Notes on cash and due from banks, call loans and bills bought, and payable under securities lending transactions were omitted, since they are settled in a short period and the fair values are approximately equal to the book values.

Non-marketable stocks and other assets and partnership investments are not included in the following table (see Note 1).

(Million yen)

	Consolidated balance sheets amount	Fair value	Amount of difference
(1) Securities
Held-to-maturity bonds	5,113	5,056	(56)
Other securities	2,904,650	2,904,650	-
(2) Loans and bills discounted	6,298,081
Allowance for loan losses(*1)	(36,569)
	6,261,512	6,260,508	(1,004)
Total assets	9,171,276	9,170,215	(1,060)
(1) Deposits	8,367,943	8,367,962	19
(2) Negotiable certificates of deposit	706,227	706,226	(1)
(3) Borrowed money	254,090	253,350	(739)
Total liabilities	9,328,261	9,327,540	(720)
Derivative transactions(*2)
Hedge accounting not applied	252	252	-
Hedge accounting applied(*3)	112	112	-
Total derivative transactions	364	364	-
*1	General allowance for loan losses and allowance for specific loan losses corresponding to loans are deducted.
*2	Derivative transactions recorded in other assets and liabilities are presented in total.
Net receivables and payables arising from derivative transactions are presented as the net total.
*3	Interest rate swaps, etc., designated as hedging instruments for securities and other items that are hedged, and to which deferred hedging is applied. In addition, we have applied the Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR (Practical Solution No. 40, March 17, 2022) to these hedging relationships.

(Note 1) The recorded amounts of non-marketable stocks and other assets, and partnership investments, are as follows and are not included in “other securities” under “fair value of financial instruments”.

(Million yen)

Category	Consolidated balance sheets amount
(1) Non-marketable stocks and other assets (*1)(*2)	3,304
(2) Partnership investments (*3)	27,881
(*1)	Non-marketable stocks and other assets include unlisted stocks, and in accordance with Article 5 of the Implementation Guidance on Disclosures about Fair Value of Financial Instruments (the ASBJ Guidance No. 19, March 31, 2020), these are not subject to disclosure of fair value.
(*2)	Impairment losses of 3 million yen were recognized for unlisted stocks in the consolidated fiscal year under review.
(*3)	Regarding partnership investments, based on Paragraph 27 of the Implementation Guidance on Accounting Standard for Fair Value Measurement (the ASBJ Guidance No. 31, June 17, 2021) Paragraph 24-16, these are not subject to disclosure of fair value.

36

3.	Fair value information by level within the fair value hierarchy

The fair value of financial instruments is classified into the following three levels according to the observability and materiality of inputs used to measure fair value.

Level 1 fair value:    Fair value measured with observable inputs, i.e., quoted prices in active markets for assets or liabilities that are the subject of the measurement.

Level 2 fair value:     Fair value measured with observable inputs other than Level 1 inputs.

Level 3 fair value:     Fair value measured with unobservable inputs.

If multiple inputs are used that are significant to the fair value measurement, the fair value measurement is categorized in its entirety in the level of the lowest level input that is significant to the entire measurement.

(1)	Financial instruments measured at fair value (as of March 31, 2023)

(Million yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Other securities
Stocks	913,924	6,733	-	920,658
Government bonds	478,681	-	-	478,681
Local government bonds	-	703,139	-	703,139
Corporate bonds	-	524,929	59,373	584,303
Other	1,914	215,953	-	217,868
Total assets	1,394,520	1,450,756	59,373	2,904,650
Derivatives
Currency related	-	695	-	695
Interest rate related	-	(331)	-	(331)
Total derivatives	-	364	-	364

(2)	Financial instruments other than those measured at fair value (as of March 31, 2023)

(Million yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Held-to-maturity bonds
Government bonds	-	-	-	-
Local government bonds	-	4,053	-	4,053
Corporate bonds	-	1,003	-	1,003
Other	-	-	-	-
Loans and bills discounted	-	-	6,260,508	6,260,508
Total assets	-	5,056	6,260,508	6,265,564
Deposits	-	8,367,962	-	8,367,962
Negotiable certificates of deposit	-	706,226	-	706,226
Borrowed money	-	253,350	-	253,350
Total liabilities	-	9,327,540	-	9,327,540

37

(Note 1) A description of the valuation technique(s) and inputs used in the fair value measurements

Assets:

Securities

Securities for which unadjusted quoted market prices in active markets are available are classified as Level 1 fair value. This primarily includes listed stocks and government bonds.

If a published quoted market price is used but the market is not active, the Level 2 fair value classification is used. This primarily includes municipal bonds, corporate bonds, and mortgage-backed securities.

When quoted market prices are not available, fair value is calculated with valuation techniques such as the present discounted value method of future cash flows. The valuation is based on the maximum use of observable inputs with inputs including market interest rates, prepayment rates, and credit spreads. If significant unobservable inputs are used in the calculation, the Level 3 fair value classification is used.

For investment trusts, transaction prices or reference prices obtained from brokerage firms, etc., are used as fair values, and fair value levels are classified according to the degree of trading activity.

The fair value of privately placed bonds is calculated by discounting the total amount of principal and interest by a discount rate that reflects the credit risk and other factors in the market interest rate for each category based on internal ratings and time periods, and these are classified as Level 3 fair value.

Loans and bills discounted

For loans, the fair value is calculated by discounting the total amount of principal and interest by a discount rate that reflects the market interest rate and credit risk, etc., for each category based on the type of loan, internal rating, and time period. Of these, since those with variable interest rates reflect market interest rates in a short period of time, if the credit conditions of the borrower have not changed significantly since the execution of the loan, the book value is used as fair value because these two values are approximately the same. For fixed-rate loans with short contractual terms (one year or less), the book value is used as fair value because these two values are approximately the same.

For loans to bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, the estimated loan losses are calculated on the basis of the present value of estimated future cash flows or the amount expected to be collected through collateral and guarantees, etc. Therefore, the fair value is approximately the amount of claims, etc., on the consolidated balance sheet as of the consolidated closing date deducted by the amount of allowance for loan losses, so this amount is used as fair value.

For loans that do not have a repayment date due to characteristics such as limiting loans to the scope of collateral assets, the book value is used as fair value because the fair value is assumed to be approximately the same as the book value due to the expected repayment period and interest rate terms.

These are classified as Level 3 fair value.

Liabilities:

Deposits and negotiable certificates of deposit

For demand deposits, the amount payable on demand at the consolidated balance sheet date (book value) is considered to be the fair value. The fair value of time deposits and negotiable certificates of deposit is calculated on the basis of the present value discounted by future cash flows, categorized by set time periods. The discount rate used is the rate used when accepting new deposits. For those with short deposit terms (one year or less), the book value is used as fair value because these two values are approximately the same.

These are classified as Level 2 fair value.

Borrowed money

Since variable interest rate borrowings reflect the market interest rate in a short period of time, and since the credit conditions of the Bank and its consolidated subsidiaries and subsidiary corporations have not changed significantly since the borrowings were executed, the book value is used as fair value since these two values are approximately the same. For fixed interest rate borrowings, the present value is calculated by discounting the total principal and interest of the relevant borrowings, classified for a certain period of time, by the interest rate assumed for similar borrowings. For those with short contractual terms (one year or less), the book value is used as fair value because these two values are approximately the same.

These are classified as Level 2 fair value.

Derivatives

Since most derivative transactions are over-the-counter transactions and there are no published quoted market prices, fair values are calculated with valuation techniques such as the present discounted value method and option pricing models depending on the type of transaction and the period to maturity. The main inputs used in these valuation techniques are interest rates, exchange rates, volatility, etc.

38

If unobservable inputs are not used or their impact is not material, these are classified as Level 2 fair value; if significant observable inputs are used, these are classified as Level 3 fair value.

Regarding exchange traded transactions, if it cannot be verified that they were made with unadjusted quoted prices in an active market, they are classified as Level 2 fair value.

(Note 2) Information about the fair value of Level 3 financial instruments recorded on the consolidated balance sheet at fair value

(1)	Quantitative information on significant unobservable inputs (as of March 31, 2023)
Category	Valuation method	Significant unobservable inputs	Scope of input
Securities
Other securities
Corporate bonds
Privately-placed bonds	Discounted cash flow method	Discount rate	0.2% - 4.4%

(2)	Reconciliation of opening balances to closing balances, valuation gains and losses recognized in profit or loss for the period (as of March 31, 2023)

(Million yen)

	Opening balance	Profit/loss or other comprehensive income for the period		Net amount of purchases, sales, issuances, and settlements	Transfers into Level 3 fair value	Transfers out of Level 3 fair value	Closing balance	Valuation difference for financial assets and liabilities held at the consolidated balance sheet date included in the amount posted in profit/loss for the period (*1)
		Recorded as profit/loss (*1)	Recorded as other comprehensive income(*2)
Securities
Other securities
Corporate bonds	55,068	(4)	(6)	4,316	-	-	59,373	-
(*1)	Included in the Consolidated Statements of Income.
(*2)	Included in “Unrealized gain on available-for-sale securities” in “other comprehensive income” in the Consolidated Statements of Comprehensive Income.

(3)	Explanation of the fair value valuation process

Group has established policies, procedures, and a fair value valuation model for the calculation of fair value. The middle division verifies the appropriateness of the valuation methods and inputs used to calculate fair value, as well as the appropriateness of the classification of fair value levels.

In calculating fair value, group use the valuation models that most appropriately reflect the nature, characteristics, and risks of individual assets. Furthermore, when using quoted prices obtained from third parties, group also verify the appropriateness of the prices by confirming the valuation methods and inputs used, comparing them with the market prices of similar financial instruments, and other valid methods.

(4)	Explanation of the effect on fair value of changes in significant unobservable inputs

Discount rate

The discount rate is the interest rate adjusted to market interest rates and consists primarily of consideration for bearing the uncertainty of the cash flows of the financial instruments arising from credit risk. Typically, a significant rise (decline) in the discount rate will cause a significant decrease (increase) in fair value.

39

(Notes to Securities)

This includes “trading securities” as well as “securities” in the consolidated balance sheets.

1.	Trading securities (as of March 31, 2023)
Amount of valuation difference included in profit and loss for the fiscal year under review (Million yen)
Trading securities	2

2.	Held-to-maturity bonds (as of March 31, 2023)
	Type	Consolidated balance sheets amount (Million yen)	Fair value (Million yen)	Amount of difference (Million yen)
Bonds whose fair value exceeds reported amounts on the consolidated balance sheet	Government bonds	-	-	-
	Local government bonds	1,499	1,503	3
	Corporate bonds	1,001	1,003	1
	Other	-	-	-
	Subtotal	2,501	2,506	5
Bonds whose fair value does not exceed reported amounts on the consolidated balance sheet	Government bonds	-	-	-
	Local government bonds	2,612	2,549	(62)
	Corporate bonds	-	-	-
	Other	-	-	-
	Subtotal	2,612	2,549	(62)
Total		5,113	5,056	(56)

3.	Other securities (as of March 31, 2023)
	Type	Consolidated balance sheets amount (Million yen)	Acquisition cost (Million yen)	Amount of difference (Million yen)
Securities whose reported amounts on the consolidated balance sheet exceed the acquisition cost	Stocks	914,374	150,714	763,659
	Bonds	480,824	479,139	1,685
	Government bonds	140,769	139,941	827
	Local government bonds	211,924	211,256	667
	Corporate bonds	128,131	127,941	189
	Other	34,276	33,091	1,185
	Foreign bonds	14,238	14,209	28
	Other	20,037	18,881	1,156
	Subtotal	1,429,475	662,945	766,529
Securities whose reported amounts on the consolidated balance sheet do not exceed the acquisition cost	Stocks	6,284	7,012	(728)
	Bonds	1,285,298	1,314,966	(29,667)
	Government bonds	337,912	352,811	(14,899)
	Local government bonds	491,214	500,573	(9,358)
	Corporate bonds	456,172	461,581	(5,409)
	Other	183,592	198,533	(14,941)
	Foreign bonds	53,590	57,071	(3,480)
	Other	130,001	141,461	(11,460)
	Subtotal	1,475,175	1,520,512	(45,336)
Total		2,904,650	2,183,457	721,193

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4.	Held-to-maturity debt securities sold during the fiscal year under review (from April 1, 2022 to March 31, 2023)

None

5.	Other securities sold during the fiscal year under review (from April 1, 2022 to March 31, 2023)
	Sales price (Million yen)	Total gain on sale (Million yen)	Total loss on sale (Million yen)
Stocks	4,040	2,433	53
Bonds	410,701	1,343	90
Government bonds	339,211	740	16
Local government bonds	32,408	1	67
Corporate bonds	39,081	602	6
Other	92,276	2,702	8,265
Foreign bonds	63,813	14	8,265
Other	28,462	2,687	-
Total	507,018	6,479	8,409

6.	Securities for which the purpose of holding changed

None

7.	Securities for which impairment losses were recognized

For securities other than trading securities (excluding non-marketable shares and partnership investments) for which the fair value has fallen significantly below the acquisition cost and the fair value is not expected to recover to the acquisition cost, the relevant fair value is used as the amount on the consolidated balance sheets and the valuation difference is treated as a loss for the consolidated fiscal year under review (“impairment loss”).

The amount of impairment loss for the consolidated fiscal year under review was 143 million yen (137 million yen for shares and 6 million yen for corporate bonds).

The criteria for determining that the fair value has “fallen significantly” are set forth in the asset self-assessment standards as follows for each category securities issuer.

Bankrupt, Substantially bankrupt, or Potentially bankrupt borrowers	Fair value declined compared to the acquisition cost
Sub-performing borrowers	Fair value has declined by 30% or more compared to the acquisition cost
Normal borrowers	Fair value has declined by 50% or more, or fair value has declined by 30% or more but less than 50% of the acquisition cost, and the market prices have remained below a certain level, etc.

(Notes to money held in trust)

1.	Money held in trust for investment purposes (as of March 31, 2023)
	Consolidated balance sheets amount (Million yen)	Valuation difference included in profit/loss for the fiscal year under review (Million yen)
Money held in trust for investment purposes	13,305	-

2.	Money held in trust until maturity (as of March 31, 2023)

None

3.	Other money held in trust (other than that for investment purposes and that held until maturity) (as of March 31, 2023)

None

(Per share information)

Net assets per share	13,307.69 yen
Basic earnings per share	362.81 yen
Diluted earnings per share	362.51 yen
41

(Notes to stock options)

1.	Expenses recorded and line item name for stock options in the fiscal year under review

None

2.	Details, quantity, and changes in stock options
(1)	Details of stock options
	2008 Stock Option	2009 Stock Option	2010 Stock Option	2011 Stock Option
Category and number of persons granted	12 Directors and 6 Executive Officers of the Bank	12 Directors and 5 Executive Officers of the Bank	12 Directors and 7 Executive Officers of the Bank	12 Directors and 8 Executive Officers of the Bank
Number of options granted by class of shares (Note)	Common share: 17,420 shares	Common share: 22,380 shares	Common share: 28,740 shares	Common share: 29,960 shares
Date of grant	July 29, 2008	July 29, 2009	July 29, 2010	August 1, 2011
Conditions for right allotment	No conditions established for right allotment	No conditions established for right allotment	No conditions established for right allotment	No conditions established for right allotment
Eligible work period	No eligible work period established	No eligible work period established	No eligible work period established	No eligible work period established
Exercise period	From July 30, 2008 to July 29, 2038	From July 30, 2009 to July 29, 2039	From July 30, 2010 to July 29, 2040	From August 2, 2011 to August 1, 2041

	2012 Stock Option	2013 Stock Option	2014 Stock Option	2015 Stock Option
Category and number of persons granted	13 Directors and 10 Executive Officers of the Bank	13 Directors and 8 Executive Officers of the Bank	13 Directors and 10 Executive Officers of the Bank	10 Directors (excluding Outside Directors) and 14 Executive Officers of the Bank
Number of options granted by class of shares (Note)	Common share: 32,960 shares	Common share: 28,880 shares	Common share: 24,880 shares	Common share: 15,020 shares
Date of grant	July 30, 2012	July 30, 2013	July 30, 2014	July 30, 2015
Conditions for right allotment	No conditions established for right allotment	No conditions established for right allotment	No conditions established for right allotment	No conditions established for right allotment
Eligible work period	No eligible work period established	No eligible work period established	No eligible work period established	No eligible work period established
Exercise period	From July 31, 2012 to July 30, 2042	From July 31, 2013 to July 30, 2043	From July 31, 2014 to July 30, 2044	From July 31, 2015 to July 30, 2045

	2016 Stock Option	2017 Stock Option	2018 Stock Option	2019 Stock Option
Category and number of persons granted	9 Directors (excluding Outside Directors) and 14 Executive Officers of the Bank	8 Directors (excluding Outside Directors) and 11 Executive Officers of the Bank	9 Directors (excluding Outside Directors) and 10 Executive Officers of the Bank	7 Directors (excluding Outside Directors) and 10 Executive Officers of the Bank
Number of options granted by class of shares (Note)	Common share: 31,680 shares	Common share: 15,900 shares	Common share: 17,520 shares	Common share: 21,220 shares
Date of grant	July 28, 2016	July 30, 2017	July 30, 2018	July30, 2019
Conditions for right allotment	No conditions established for right allotment	No conditions established for right allotment	No conditions established for right allotment	No conditions established for right allotment
Eligible work period	No eligible work period established	No eligible work period established	No eligible work period established	No eligible work period established
Exercise period	From July 29, 2016 to July 28, 2046	From July 31, 2017 to July 30, 2047	From July 31, 2018 to July 30, 2048	From July 31, 2019 to July 30, 2049
42

2020 Stock Option
Category and number of persons granted	6 Directors (excluding Outside Directors) and 14 Executive Officers of the Bank
Number of options granted by class of shares (Note)	Common share: 20,740 shares
Date of grant	July 30, 2020
Conditions for right allotment	No conditions established for right allotment
Eligible work period	No eligible work period established
Exercise period	From July 31, 2020 to July 30, 2050
(Note)	The figures are converted to shares after the 5-to-1 reverse share split conducted on October 1, 2017.

43

(2) Quantity and changes in stock options

(A)	Number of stock options
	2008 Stock Option	2009 Stock Option	2010 Stock Option	2011 Stock Option	2012 Stock Option	2013 Stock Option	2014 Stock Option
Before right allotment
End of previous consolidated fiscal year	-	-	-	-	-	-	-
Grant	-	-	-	-	-	-	-
Expiration	-	-	-	-	-	-	-
Right allotment	-	-	-	-	-	-	-
Unvested balance	-	-	-	-	-	-	-
After right allotment
End of previous consolidated fiscal year	1,020 shares	1,320 shares	1,560 shares	1,600 shares	2,580 shares	2,380 shares	2,580 shares
Right allotment	-	-	-	-	-	-	-
Exercise	-	-	-	-	880 shares	840 shares	680 shares
Expiration	-	-	-	-	-	-	-
Unexercised balance	1,020 shares	1,320 shares	1,560 shares	1,600 shares	1,700 shares	1,540 shares	1,900 shares

	2015 Stock Option	2016 Stock Option	2017 Stock Option	2018 Stock Option	2019 Stock Option	2020 Stock Option
Before right allotment
End of previous consolidated fiscal year	-	-	-	-	-	-
Grant	-	-	-	-	-	-
Expiration	-	-	-	-	-	-
Right allotment	-	-	-	-	-	-
Unvested balance	-	-	-	-	-	-
After right allotment
End of previous consolidated fiscal year	4,120 shares	10,000 shares	7,340 shares	8,660 shares	13,760 shares	18,020 shares
Right allotment	-	-	-	-	-	-
Exercise	700 shares	1,700 shares	1,240 shares	1,420 shares	2,300 shares	2,720 shares
Expiration	-	-	-	-	-	-
Unexercised balance	3,420 shares	8,300 shares	6,100 shares	7,240 shares	11,460 shares	15,300 shares
(Note)	The figures are converted to shares after the 5-to-1 reverse share split conducted on October 1, 2017.

44

(B)	Unit price information
	2008 Stock Option	2009 Stock Option	2010 Stock Option	2011 Stock Option	2012 Stock Option	2013 Stock Option	2014 Stock Option
Exercise price	1 yen per share	1 yen per share	1 yen per share	1 yen per share	1 yen per share	1 yen per share	1 yen per share
Avg. share price at time of exercise	-	-	-	-	5,560 yen per share	5,560 yen per share	5,560 yen per share
Fair unit value at grant date	4,890 yen per share	4,025 yen per share	3,430 yen per share	3,390 yen per share	2,630 yen per share	3,810 yen per share	4,510 yen per share

	2015 Stock Option	2016 Stock Option	2017 Stock Option	2018 Stock Option	2019 Stock Option	2020 Stock Option
Exercise price	1 yen per share	1 yen per share	1 yen per share	1 yen per share	1 yen per share	1 yen per share
Avg. share price at time of exercise	5,560 yen per share	5,560 yen per share	5,560 yen per share	5,560 yen per share	5,560 yen per share	5,560 yen per share
Fair unit value at grant date	7,195 yen per share	3,295 yen per share	5,225 yen per share	5,450 yen per share	3,917 yen per share	3,651 yen per share
(Note)	“Fair unit value at grant date” has been converted to the price after the 5-to-1 reverse share split, which took place on October 1, 2017.
(Note)	Monetary amounts in the Notes to Consolidated Financial Statements are rounded down to the nearest million yen.

45

Accounting Auditor’s Audit Report

(TRANSLATION)

INDEPENDENT AUDITOR’S REPORT

May 4, 2023

To the Board of Directors of
    The Bank of Kyoto, Ltd.:

Deloitte Touche Tohmatsu LLC
Kyoto Office

Designated Engagement Partner,
Certified Public Accountant:

Keisuke Yamaguchi

Designated Engagement Partner,
Certified Public Accountant:

Akiyo Shimoida

Opinion

Pursuant to the fourth paragraph of Article 444 of the Companies Act, we have audited the consolidated financial statements of The Bank of Kyoto, Ltd. and its consolidated subsidiaries (the “Group”), namely, the consolidated balance sheet as of March 31, 2023, and the consolidated statement of income and consolidated net assets for the fiscal year from April 1, 2022 to March 31, 2023, and the related notes.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 2023, and its consolidated financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the provisions of the Code of Professional Ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

Management is responsible for the other information. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties relating to the design and operating effectiveness of the controls over the other information. The other information comprises the information included in the Business Report and the accompanying supplemental schedules.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

46

Responsibilities of Management and Audit & Supervisory Board Members and the Audit & Supervisory Board for the Consolidated Financial Statements.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with accounting principles generally accepted in Japan.

Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties relating to the design and operating effectiveness of the controls over the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. The procedures selected depend on the auditor’s judgment. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
•	Obtain, when performing risk assessment procedures, an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.
•	Evaluate whether the overall presentation and disclosures of the consolidated financial statements are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.
•	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with Audit & Supervisory Board members and the Audit & Supervisory Board regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

47

We also provide Audit & Supervisory Board members and the Audit & Supervisory Board with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Group which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Notes to the Readers of Independent Auditor’s Report

This is an English translation of the independent auditor’s report as required by the Companies Act of Japan for the conveniences of the reader.

48

Accounting Auditor’s Audit Report on Consolidated Financial Statements

(TRANSLATION)

INDEPENDENT AUDITOR’S REPORT

May 4, 2023

To the Board of Directors of
  The Bank of Kyoto, Ltd.:

Deloitte Touche Tohmatsu LLC
Kyoto Office

Designated Engagement Partner,
Certified Public Accountant:

Keisuke Yamaguchi

Designated Engagement Partner,
Certified Public Accountant:

Akiyo Shimoida

Opinion

Pursuant to the first item, second paragraph of Article 436 of the Companies Act, we have audited the nonconsolidated financial statements of The Bank of Kyoto, Ltd. (the “Bank”), namely, the nonconsolidated balance sheet as of March 31, 2023, and the nonconsolidated statement of income and nonconsolidated net assets for the 120th fiscal year from April 1, 2022 to March 31, 2023, and the related notes and the accompanying supplemental schedules.

In our opinion, the accompanying nonconsolidated financial statements present fairly, in all material respects, the financial position of the Bank as of March 31, 2023, and its financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Nonconsolidated Financial Statements section of our report. We are independent of the Bank in accordance with the provisions of the Code of Professional Ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

Management is responsible for the other information. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties relating to the design and operating effectiveness of the controls over the other information. The other information comprises the information included in the Business Report and the accompanying supplemental schedules.

Our opinion on the nonconsolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the nonconsolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the nonconsolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

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Responsibilities of Management and Audit & Supervisory Board Members and the Audit & Supervisory Board for the Nonconsolidated Financial Statements.

Management is responsible for the preparation and fair presentation of the nonconsolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of nonconsolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the nonconsolidated financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with accounting principles generally accepted in Japan.

Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties relating to the design and operating effectiveness of the controls over the Bank’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Nonconsolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the nonconsolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these nonconsolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the nonconsolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. The procedures selected depend on the auditor’s judgment. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
•	Obtain, when performing risk assessment procedures, an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the nonconsolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Bank to cease to continue as a going concern.
•	Evaluate whether the overall presentation and disclosures of the nonconsolidated financial statements are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure and content of the nonconsolidated financial statements, including the disclosures, and whether the nonconsolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with Audit & Supervisory Board members and the Audit & Supervisory Board regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

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We also provide Audit & Supervisory Board members and the Audit & Supervisory Board with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Bank which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Notes to the Readers of Independent Auditor’s Report

This is an English translation of the independent auditor’s report as required by the Companies Act of Japan for the conveniences of the reader.

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Audit Report

(TRANSLATION)

Audit Report

The Audit & Supervisory Board hereby reports as follows regarding the performance of duties by the Directors of The Bank of Kyoto, Ltd. (the “Bank”) during its 119th term, from April 1, 2022 to March 31, 2023. This Audit Report was prepared based on reports prepared by each Audit & Supervisory Board Member, and as a result of subsequent deliberations.

1.	Method of the audits by the individual Audit & Supervisory Board Members and the Audit & Supervisory Board; content of audits
(1)	In addition to receiving reports on the progress and results of audits by the individual Audit & Supervisory Board Members, based on audit policies and audit plans, the Audit & Supervisory Board also received reports from the Directors and the Accounting Auditor regarding the performance of its duties, and requested explanations from it as necessary.
(2)	In accordance with the auditing standards set forth by the Audit & Supervisory Board, and in compliance with the policies and audit plans, each of the Audit & Supervisory Board Members used a web conference system and other means to communicate with the Directors, the internal audit division, and other employees in collecting information and establishing an appropriate audit environment, and audits were implemented as follows:
(i)	Audit & Supervisory Board Members participated in meetings of the Board of Directors and other key meetings, received reports from the Directors and other employees regarding the performance of their duties, and when necessary, requested explanations of those reports. Audit & Supervisory Board Members also reviewed key decision documents, and conducted surveys of the operations and assets of both the head office and branches. Regarding subsidiaries, Audit & Supervisory Board Members worked to communicate and exchange information with those subsidiaries’ Directors, Audit & Supervisory Board Members, and other parties and received business reports from subsidiaries as necessary.
(ii)	As for the details of the resolution of the Board of Directors related to the establishment of the systems as indicated in the Business Report to ensure that the execution of the duties of Directors conforms to laws and regulations and the Articles of Incorporation, and the systems necessary to ensure appropriate operations of stock companies and their subsidiaries as stipulated in Article 100, paragraphs 1 and 3 of the Regulation for Enforcement of the Companies Act, and the status of the establishment and implementation of the systems put in place in accordance with the aforementioned resolution (internal control systems), we received periodical reporting from the Directors and other employees, sought explanations as necessary, and expressed our opinions.
(iii)	While also monitoring and reviewing the audit of the Accounting Auditor to ensure it maintained an independent position and conducted its audits fairly, Audit & Supervisory Board Members received reports from them regarding the performance of its duties, and when necessary, asked for further explanation regarding those reports. Audit & Supervisory Board Members also received notice from the Accounting Auditor in accordance with “the system for ensuring appropriate execution of its duties” (as enumerated in each item of Article 131 of the Regulation on Corporate Accounting) in compliance with the “Quality Control Standards Relating to Auditing” (adopted by the Business Accounting Council on November 16, 2021), and, where necessary, Audit & Supervisory Board Members requested a further explanation regarding that notice.

Based on the above methods, Audit & Supervisory Board Members proceeded to review the Business Report and supplementary schedules, the Non-consolidated Financial Statements (consisting of the non-consolidated balance sheets, the non-consolidated statement of income, the non-consolidated statement of changes in equity, and the notes to the non-consolidated financial statements) with supplementary schedules, and the Consolidated Financial Statements (consisting of the consolidated balance sheets, the consolidated statement of income, the consolidated statement of changes in equity, and the notes to the consolidated financial statements) for the fiscal year under review.

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2.	Audit Results
(1)	Results of Audit of Business Report, etc.
(i)	The Audit & Supervisory Board confirms that the Business Report and supplementary schedules conform to laws and regulations, and the Articles of Incorporation, and that they accurately present the situation of the Bank.
(ii)	With respect to the performance of duties by Directors, the Audit & Supervisory Board found no improper acts or material violations of laws and regulations or the Articles of Incorporation.
(iii)	The Audit & Supervisory Board confirms that decisions by the Board of Directors regarding the Bank’s internal control systems are reasonable, and found no areas that require mention regarding the description of the internal control systems in the Business Report and the performance of duties by Directors.
(2)	Results of Audit of Non-consolidated Financial Statements and Supplementary Schedules

The Audit & Supervisory Board confirms that the methods used and results achieved by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are reasonable.

(3)	Results of Audit of Consolidated Financial Statements

The Audit & Supervisory Board confirms that the methods used and results achieved by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are reasonable.

May 8, 2023

Audit & Supervisory Board

The Bank of Kyoto, Ltd.

Masahiko Naka

Audit & Supervisory Board Member

(Standing)

Hiroyuki Ando

Audit & Supervisory Board Member

(Standing)

Hiroyuki Nakatsukasa

Audit & Supervisory Board Member

Motoko Tanaka

Audit & Supervisory Board Member

(Note)	Audit & Supervisory Board Members Hiroyuki Nakatsukasa and Motoko Tanaka are Outside Audit & Supervisory Board Members stipulated in Article 2, Item 16 and Article 335, Paragraph 3 of the Companies Act.

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